Exhibit 4.1

                     2019

NOVARTIS AG

ALCON INC.

SEPARATION AND DISTRIBUTION AGREEMENT

2

SCHEDULE 1 DEFINITIONS AND INTERPRETATION	49
SCHEDULE 2 TRANSFERRING CONTRACTS	71
SCHEDULE 3 BRAZIL	76

EXHIBITS REFERRED TO IN THIS AGREEMENT

Exhibit 1 : Transferors and Transferees

Exhibit 2 : Separation Steps Plan

Exhibit 3 : Distribution Steps Plan

Exhibit 4 : Continuing Intercompany Arrangements

Exhibit 5 : Existing Counsel

AGREED FORM DOCUMENTS REFERRED TO IN THIS AGREEMENT

Books and Records Plan

Cash Settlement Plan

IT Assets List

Properties List

Novartis Prospectus Statements List

Puurs Separation Plan

Product List

Brazil Separation Plan

3

SEPARATION AND DISTRIBUTION AGREEMENT

dated

PARTIES:

1.                                      Novartis AG, a corporation (Aktiengesellschaft) incorporated in the Canton of Baselstadt, Switzerland with enterprise identification number (UID) CHE-103.867.266 and its registered office at Lichtstrasse 35, 4056 Basel, Switzerland (Novartis); and

2.                                      Alcon Inc., a corporation (Aktiengesellschaft) incorporated in the Canton of Fribourg, Switzerland with enterprise identification number (UID) CHE-234.781.164 and its registered office at Rue Louis-d’Affry 6, 1701 Fribourg, Switzerland (Alcon),

(together the Parties, and each a Party)

Words and expressions used in this Agreement shall be interpreted in accordance with Schedule 1 (Definitions and Interpretation).

Whereas:

A.                          At the date of this Agreement, Alcon is a direct, wholly owned Subsidiary of Novartis. Novartis, acting through its Subsidiaries, currently conducts, among other businesses, the Alcon Business.

B.                          The majority of the Alcon Business is conducted through the Alcon Transferring Entities. The Alcon Business also comprises certain additional assets — the Alcon Transferring Assets — and associated liabilities that are held by the Alcon Asset Transferors.

C.                          The majority of the Novartis Business is conducted by the Novartis Transferring Entities and certain other existing Subsidiaries of Novartis that are not the Alcon Transferring Entities. The Novartis Business also comprises certain additional assets — the Novartis Transferring Assets — and associated liabilities that are held by the Novartis Asset Transferors.

D.                          The Parties have approved the separation of the Alcon Business from the Novartis Business into Alcon pursuant to the following steps:

i.                      the transfer of the Alcon Transferring Assets and the Alcon Transferring Entities to the Alcon Asset Transferees and the Alcon Share Transferees, respectively;

ii.                   the transfer of the Novartis Transferring Assets and the Novartis Transferring Entities to the Novartis Asset Transferees and the Novartis Share Transferees, respectively; and

iii.               the assumption by the Novartis Group of the Novartis Liabilities and the assumption by the Alcon Group of the Alcon Liabilities,

together, the Separation.

E.                           The Alcon Transferring Entities and Novartis Transferring Entities, respectively, will be (or have already been) transferred as part of the Separation together with all of their respective assets and liabilities, including, in the case of the Alcon Transferring Entities, the shares held in the Alcon Indirect Transferring Entities. In contrast the Separation comprises the transfer of only certain assets and associated liabilities held by the Alcon Asset Transferors. Clause 2 (The Alcon Transferring Assets) and Clause 3 (The Novartis Transferring Assets) of this Agreement sets out the details of the Alcon Transferring Assets and Novartis Transferring Assets that will be (or have already been) transferred in each Asset Sale Jurisdiction and the Novartis Retained Assets and Alcon Retained Assets that will be (or have already been) excluded from the transfer in each Asset Sale Jurisdiction.

F.                            Exhibit 1 (Transferors and Transferees) of this Agreement sets out a list of (i) the Alcon Asset Transferors and Alcon Asset Transferees, and the Alcon Transferring Entities, Alcon Share Transferees and Alcon Share Transferors; and (ii) the Novartis Asset Transferors and Novartis Asset Transferees, and the Novartis Transferring Entities, Novartis Share Transferors and Novartis Share Transferees.

G.                          The Separation Steps Plan included in Exhibit 2 (Separation Steps Plan) of this Agreement sets out the legal steps through which the Separation will be (or has already been) effected. As at the date of this Agreement, the transactions described in:

i.                      [•] of the Separation Steps Plan have been completed; and

ii.                   [•] of the Separation Steps Plan remain to be implemented.

H.                         In addition, prior to the date of this Agreement, the Parties have implemented steps [•] [•] (inclusive) of the Cash Settlement Plan.

I.                              Following completion of the Separation:

i.                  Alcon will (a) own and conduct, directly and indirectly, the Alcon Business; (b) be the ultimate Parent Company of, among other Persons, each Alcon Transferring Entity; and (c) be responsible for all the Alcon Liabilities; and

ii.                   Novartis will (a) own and conduct, directly and indirectly, the Novartis Business; (b) be the ultimate Parent Company of, among other Persons, the Novartis Transferring Entities; and (c) be responsible for all the Novartis Liabilities.

J.                              The Novartis shareholders have further resolved, on the terms contemplated hereby, that Novartis shall be authorised to transfer the entire issued and outstanding share capital of Alcon held by Novartis as of immediately prior to the Distribution (the Listing Shares) by means of a distribution of an extraordinary dividend of the Listing Shares to holders of Novartis Shares on a pro rata basis out of distributable reserves (the Distribution) and for such Listing Shares to be admitted to listing on each of the SIX and the NYSE.

K.                          Clauses 5 (The Distribution) and 6 (Global Conditions) and the Distribution Steps Plan included in Exhibit 3 (Distribution Steps Plan) of this Agreement set out the terms and conditions applicable to the Distribution.

L.                           The remainder of this Agreement sets out the other terms and conditions on which the Separation and the Distribution are to be implemented.

IT IS AGREED:

1.                                      THE SEPARATION

1.1                               The Separation. The Parties acknowledge that the Separation is intended to result in:

(a)                                 Alcon directly or indirectly owning the Alcon Business, including the Alcon Transferring Entities (together with all of their assets) and the Alcon Transferring Assets, and bearing the Alcon Liabilities; and

(b)                                 Novartis directly or indirectly owning the Novartis Business, including the Novartis Transferring Entities (together with all of their assets) and the Novartis Transferring Assets, and bearing the Novartis Liabilities, in accordance with the terms of this Agreement.

1.2                               The Separation Date. To the extent not already completed in any jurisdiction prior to the date of this Agreement, the Separation shall take place on [•] 2019 (the Separation Date).

1.3                               Transfer of Alcon Transferring Assets and Alcon Transferring Entities.

(a)                                 To the extent not transferred prior to the date of this Agreement, subject to Clauses 7 (Brazil) and 8 (Transferring Contracts), on the Separation Date and in accordance with the Separation Steps Plan, Novartis and Alcon shall procure that:

(i)                       each Alcon Share Transferor shall transfer to each Alcon Share Transferee, and each Alcon Share Transferee shall accept, all of such Alcon Share Transferor’s direct or indirect rights, title and interest in and to each Alcon Transferring Entity for which it is identified as the respective Alcon Share Transferor or Alcon Share Transferee (as applicable) in Part A (Alcon Transferring Entities) of Exhibit 1 (Transferors and Transferees) (together with all of its assets); and

(ii)                    each Alcon Asset Transferor shall transfer to each Alcon Asset Transferee, and each Alcon Asset Transferee shall (A) accept all of such Alcon Asset Transferor’s direct or indirect rights, title and interest in and to each Alcon Transferring Asset for which it is identified as the respective Alcon Asset Transferor or Alcon Asset Transferee (as applicable) in Part C (Alcon Transferring Assets) of Exhibit 1 (Transferors and Transferees) and (B) assume all Alcon Liabilities relating to such Alcon Transferring Assets pursuant to Clause 1.4 (Assumption of Alcon Liabilities).

(b)                                 Novartis and Alcon shall procure that the shares (and other equity interests) in each Alcon Transferring Entity to be transferred pursuant to Clause 1.3(a)(i) shall be transferred with all rights attaching to them, including the right to receive all distributions and dividends declared, paid or made in respect of the relevant shares (and other equity interests) after the Separation Date.

1.4                               Assumption of Alcon Liabilities.

(a)                                 Subject to Clauses 7 (Brazil) and 13.1 (Ancillary Agreement Liabilities), each Party shall procure that on and from the Separation Date, Alcon (and/or the applicable Alcon Asset Transferee) shall assume and be responsible for all Alcon Liabilities, regardless of when or where such Alcon Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or after the Separation Date, regardless of where or against whom such Alcon Liabilities are asserted or determined (including any such Alcon Liabilities arising out of claims made by Novartis’s or Alcon’s respective Affiliates or by Representatives of Novartis or Alcon or their respective Affiliates against either Party or any of its Affiliates) or whether asserted or determined prior to, at or after the Separation Date, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of any Applicable Law, fraud, misrepresentation or otherwise by either Party or any member of its Group or any of their respective Representatives.

1.5                               Transfer of Novartis Transferring Assets and Novartis Transferring Entities.

(a)                                 To the extent not transferred prior to the date of this Agreement, subject to Clause 8 (Transferring Contracts) on the Separation Date and in accordance with the Separation Steps Plan, Novartis and Alcon shall procure that:

(i)                       each Novartis Share Transferor shall transfer to each Novartis Share Transferee, and each Novartis Share Transferee shall accept, all of such Novartis Share Transferor’s direct or indirect rights, title and interest in and to each Novartis Transferring Entity for which it is identified as the respective Novartis Share Transferor or Novartis Share Transferee (as applicable) in Part D (Novartis Transferring Entities) of Exhibit 1 (Transferors and Transferees) (together with all of its assets); and

(ii)                    each Novartis Asset Transferor shall transfer to each Novartis Asset Transferee, and each Novartis Asset Transferee shall (A) accept all of such Novartis Asset Transferor’s direct or indirect rights, title and interest in and to each Novartis Transferring Asset for which it is identified as the respective Novartis Asset Transferor or Novartis Asset Transferee (as applicable) in Part E (Novartis Transferring Assets) of Exhibit 1 (Transferors and Transferees) and (B) assume all Novartis Liabilities relating to such Novartis Transferring Assets pursuant to Clause 1.6 (Assumption of Novartis Liabilities).

(b)                                 Novartis and Alcon shall procure that the shares (and other equity interests) in the Novartis Transferring Entities to be transferred pursuant to Clause 1.5(a) shall be transferred with all rights attaching to them, including the right to receive all distributions and dividends declared, paid or made in respect of the relevant shares (and other equity interests) after the Separation Date.

1.6                               Assumption of Novartis Liabilities

(a)                                 Subject to Clause 13.1 (Ancillary Agreement Liabilities), each Party shall procure that on and from the Separation Date, Novartis (and/or the applicable Novartis Asset Transferee) shall assume and be responsible for all Novartis Liabilities, regardless of when or where such Novartis Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or after the Separation Date, regardless of where or against whom such Novartis Liabilities are asserted or determined (including any such Novartis Liabilities arising out of claims made by Novartis’s or Alcon’s respective Affiliates or by Representatives of Novartis or Alcon or their respective Affiliates against either Party or any of its Affiliates) or whether asserted or determined prior to, at or after the Separation Date, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of any Applicable Law, fraud, misrepresentation or otherwise by either Party or any member of its Group or any of their respective Representatives.

2.                                      THE ALCON TRANSFERRING ASSETS

2.1                               The Alcon Transferring Assets. Subject to and in accordance with the terms of this Agreement and the Ancillary Agreements, including Clauses 2.2 (The Novartis Retained Assets), 8 (Transferring Contracts) and 9 (Matters Governed Exclusively by Ancillary Agreements), the Alcon Transferring Assets to be transferred by each Alcon Asset Transferor in each Asset Sale Jurisdiction shall comprise the following (if any held by such Alcon Asset Transferor):

(a)                                 the Alcon Business Contracts;

(b)                                 the Alcon Part of all Shared Contracts, in accordance with Schedule 2 (Transferring Contracts);

(c)                                  the Alcon Inventory;

(d)                                 the Alcon Properties (including the Alcon Puurs Site);

(e)                                  any Artwork located at an Alcon Property as at the Separation Date;

(f)                                   the Alcon IT Assets;

(g)                                  subject to and in accordance with the MA Transfer Agreement, the Alcon Transferring Marketing Authorisations;

(h)                                 to the extent transferable under Applicable Law, the Alcon Business Permits;

(i)                                     subject to and in accordance with Clause 17 (Access to Information; Books and Records), the Alcon Transferring Books and Records;

(j)                                    subject to and in accordance with the Intellectual Property Agreements, any Intellectual Property Rights allocated to Alcon in accordance with the Intellectual Property Agreements;

(k)                                 subject to and in accordance with the Employee Matters Agreement, any rights and assets related to Employees and/or Employee Benefits to the extent transferred in accordance with the Employee Matters Agreement;

(l)                                     subject to and in accordance with the Third Party Claims and Investigations Management Agreement, all rights of any Alcon Asset Transferor to causes of action, lawsuits, judgements, claims or demands to the extent Exclusively Related to the Alcon Business; and

(m)                             subject to and in accordance with Clause 11 (Accounts Payable and Receivable), the benefit of all Alcon Accounts Receivable.

2.2                               The Novartis Retained Assets. Notwithstanding anything in this Agreement to the contrary, the following assets (the Novartis Retained Assets) shall be excluded from the transfer of the Alcon Transferring Assets in each relevant Asset Sale Jurisdiction:

(a)                                 all assets of the Novartis Business (as more specifically described in Clause 3 (The Novartis Transferring Assets);

(b)                                 the Novartis Part of all Shared Contracts and all Third Party Supply Agreements (as defined in the Transitional Services Agreement(s));

(c)                                  all land, real estate and freehold or leasehold property, together with all interests therein (including all the Novartis Properties and the Novartis Puurs Site), other than the Alcon Properties;

(d)                                 any Artwork located at a Novartis Property as at the Separation Date;

(e)                                  all information technology equipment and assets, other than the Alcon IT Assets (including all the Novartis IT Assets);

(f)                                   any Intellectual Property Rights other than those allocated to the Alcon Group in accordance with the Intellectual Property Agreements;

(g)                                  subject to and in accordance with the Employee Matters Agreement, any rights and assets related to Employees and/or Employee Benefits to the extent transferred in accordance with the Employee Matters Agreement;

(h)                                 any product and any Permits in respect of any products, or any applications therefor, other than the Alcon Products, Alcon Transferring Marketing Authorisations and the Alcon Business Permits (including, for the avoidance of doubt, the Novartis Transferring Marketing Authorisations);

(i)                                     all cash, marketable securities and negotiable instruments, and all other cash equivalents, including any bank deposits;

(j)                                    any company seal, minute books, charter documents, stock or equity record books of any Alcon Asset Transferor and any Books and Records other than the Alcon Transferring Books and Records;

(k)                                 subject to and in accordance with the Third Party Claims and Investigations Management Agreement, any right of the Novartis Group to be indemnified by a Third Party in respect of any Novartis Liabilities and any other causes of action, lawsuits, judgements, claims or demands arising in relation to any Novartis Liabilities;

(l)                                     any rights of the Novartis Group under any of its Intercompany Arrangements, which Intercompany Arrangements are dealt with in accordance with Clause 10 (Intercompany Arrangements);

(m)                             any equity interest in any Person other than an Alcon Transferring Entity;

(n)                                 all rights of the Novartis Group under this Agreement (including, for the avoidance of doubt, any right of the Novartis Group to be indemnified in respect of the Alcon Liabilities) and any other Transaction Document; and

(o)                                 without prejudice to Clause 18 (Insurance), all policies of or agreements for insurance and interests in insurance pools and programs (in each case including self-insurance and insurance from members of the Novartis Group) and all rights of any nature with respect to any of the foregoing, including in each case all recoveries thereunder and rights to assert claims seeking any such recoveries and any claim that was declared thereunder prior to the Separation Date (collectively, Insurance Arrangements).

3.                                      THE NOVARTIS TRANSFERRING ASSETS

3.1                               The Novartis Transferring Assets. Subject to and in accordance with the terms of this Agreement and the Ancillary Agreements, including this Clause 3.1 (The Novartis Transferring Assets), Clause 8 (Transferring Contracts) and Clause 9 (Matters Governed Exclusively by Ancillary Agreements), the Novartis Transferring Assets to be transferred by the Novartis Asset Transferor shall comprise the following (if any held by such Novartis Asset Transferor):

(a)                                 the Novartis Business Contracts;

(b)                                 the Novartis Part of all Shared Contracts, in accordance with Schedule 2 (Transferring Contracts);

(c)                                  the Novartis Inventory;

(d)                                 all land, real estate and freehold or leasehold property, together with all interests therein (including all the Novartis Properties), other than the Alcon Properties;

(e)                                  any Artwork located at a Novartis Property as at the Separation Date;

(f)                                   all information technology equipment and assets, other than the Alcon IT Assets (including all the Novartis IT Assets);

(g)                                  subject to and in accordance with the MA Transfer Agreement, the Novartis Transferring Marketing Authorisations;

(h)                                 to the extent transferable under Applicable Law, the Novartis Business Permits;

(i)                                     subject to and in accordance with Clause 17 (Access to Information; Books and Records), the Novartis Transferring Books and Records;

(j)                                    any Intellectual Property Rights other than those allocated to the Alcon Group in accordance with the Intellectual Property Agreements

(k)                                 any rights and assets related to Employees and/or Employee Benefits other than those allocated to the Alcon Group in accordance with the Employee Matters Agreement;

(l)                                     subject to and in accordance with the Third Party Claims and Investigations Management Agreement, all rights of any Novartis Asset Transferor to causes of action, lawsuits, judgements, claims or demands to the extent Exclusively Related to the Novartis Business; and

(m)                             subject to and in accordance with Clause 11 (Accounts Payable and Receivable), the benefit of all Novartis Accounts Receivable.

3.2                               The Alcon Retained Assets. Notwithstanding anything in this Agreement to the contrary, the following assets (the Alcon Retained Assets) shall be excluded from the transfer of the Novartis Transferring Assets in each relevant Asset Sale Jurisdiction:

(a)                                 all assets of the Alcon Business (as more specifically described in Clause 2 (The Alcon Transferring Assets);

(b)                                 the Alcon Part of any Shared Contract;

(c)                                  the Alcon Properties;

(d)                                 any Artwork located at an Alcon Property as at the Separation Date;

(e)                                  the Alcon IT Assets;

(f)                                   any Intellectual Property Rights allocated to the Alcon Group in accordance with the Intellectual Property Agreements;

(g)                                  any rights and assets related to Employees and/or Employee Benefits other than those transferred in accordance with the Employee Matters Agreement;

(h)                                 the Alcon Products, Alcon Transferring Marketing Authorisations and the Alcon Business Permits;

(i)                                     all cash, marketable securities and negotiable instruments, and all other cash equivalents, including any bank deposits;

(j)                                    any company seal, minute books, charter documents, stock or equity record books of any Novartis Asset Transferor and any Novartis Transferring Books and Records;

(k)                                 subject to and in accordance with the Third Party Claims and Investigations Management Agreement, any right of the Alcon Group to be indemnified by a Third Party in respect of any Alcon Liabilities and any other causes of action, lawsuits, judgements, claims or demands arising in relation to any Alcon Liabilities;

(l)                                     any rights of the Alcon Group under any of its Intercompany Arrangements, which Intercompany Arrangements are dealt with in accordance with Clause 10 (Intercompany Arrangements);

(m)                             any equity interest in any Person other than a Novartis Transferring Entity; and

(n)                                 all rights of the Alcon Group under this Agreement (including, for the avoidance of doubt, any right of the Alcon Group to be indemnified in respect of the Novartis Liabilities) and any other Transaction Document.

4.                                      LOCAL SEPARATION AGREEMENTS

4.1                               Execution of Local Separation Agreements. To the extent not executed prior to the date of this Agreement, Novartis and Alcon shall, and shall procure that each relevant member of their respective Groups shall, execute such agreements, transfers, conveyances and other documents, as required pursuant to Applicable Law in each applicable jurisdiction and otherwise as may be agreed by Novartis and Alcon (including with respect to the form thereof) to memorialise and effect the Separation in accordance with the Separation Steps Plan (such agreements and any such agreements executed prior to the date of this Agreement, the Local Separation Agreements).

4.2                               Inconsistencies with Local Separation Agreements. To the extent that the provisions of a Local Separation Agreement are inconsistent with or additional to the provisions of this Agreement:

(a)                                 the provisions of the Local Separation Agreement shall prevail in respect of the scope of, and details of, the assets transferred pursuant to such Local Separation Agreement and in respect of the transfer of title of such assets;

(b)                                 the provisions of this Agreement shall otherwise prevail, including in respect of the allocation and assumption of Liabilities; and

(c)                                  so far as permissible under Applicable Law, Novartis and Alcon shall cause the provisions of the relevant Local Separation Agreement to be amended, solely to the extent necessary under Applicable Law to give effect to the provisions of this Agreement or, to the extent this is not permissible, Novartis and Alcon shall cooperate with each other and use Commercially Reasonable Efforts to ensure that each applicable Party (or the relevant member of its Group) shall receive the rights benefits and interests, and be responsible for such liabilities, as the case may be, that such Party (or the relevant member of its Group) would have received or been responsible for had such Local Separation Agreement been governed solely by the terms of this Agreement.

4.3                               Local Separation Agreement Claims. Each Party shall not (and shall cause each member of their Group not to), bring any claim against the other Party or any member of its Group in respect of or based upon the Local Separation Agreements or in respect of the Separation based upon or pursuant to any relevant Applicable Law in the relevant jurisdiction, in each case except to the extent necessary to implement the Separation as contemplated by this Agreement or the assumption of the Alcon Liabilities or Novartis Liabilities as contemplated by this Agreement or otherwise to implement the terms of this Agreement. All such claims (except as referred to above) shall be brought and be subject to the provisions, rights and limitations as set out in this Agreement and no Person shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity under or pursuant to any of the Local Separation Agreements or in respect of the Separation based upon or pursuant to any relevant Applicable Law in the relevant jurisdiction (but without prejudice to the establishment of the existence of the claim hereunder). To the extent that either Party (or a member of its Group) does bring a claim in breach of this Clause 4.3 (Local Separation Agreement Claims), such Party shall indemnify the other Party (and each member of its Group) against all Liabilities which the other Party (or the relevant member of its Group) may suffer through or arising from the bringing of such a claim.

5.                                      THE DISTRIBUTION

5.1                               Novartis Discretion to Implement the Distribution. Subject to Applicable Law, Novartis shall, in its sole and absolute discretion, determine:

(a)                                 whether and when to proceed with all or part of the Distribution; and

(b)                                 all terms of the Distribution, as applicable, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and any additional conditions (in addition to, or in place of, those referred to in Clause 6 (Global Conditions)) to the consummation of the Distribution.

If Novartis determines to proceed with the Distribution, Novartis may, subject to Applicable Law, at any time and from time to time until the completion of the Distribution abandon, modify or change any or all of the terms of the Distribution, including by accelerating or delaying the timing of the consummation of all or part of the Distribution.

5.2                               Implementation of the Distribution. Subject to Clause 6 (Global Conditions), if Novartis determines, in accordance with Clause 5.1 (Novartis Discretion to Implement the Distribution), to implement the Distribution, Novartis and Alcon shall procure that the Distribution shall be implemented by Novartis and Alcon in accordance with the Distribution Steps Plan (as may be modified by Novartis in its absolute discretion) and the terms and conditions determined by Novartis in accordance with Clause 5.1 (Novartis Discretion to Implement the Distribution).

6.                                      GLOBAL CONDITIONS

6.1                               Global Conditions. Implementation of the Distribution pursuant to Clause 5 (The Distribution) shall, subject to Applicable Law, be conditional on the following Global Conditions having been fulfilled (or waived by Novartis, in whole or in part, in its sole discretion). It is understood that the following Global Conditions are to be interpreted in accordance with the respective conditions stated in the resolution of the general meeting of shareholders of Novartis of 28 February 2019 approving the Distribution, which shall prevail in case of any inconsistency:

(a)                                 the Novartis shareholders shall have authorised and approved the Distribution, and not withdrawn such authorisation and approval, in accordance with Swiss law;

(b)                                 the Listing Shares shall have been admitted to listing on the SIX and the NYSE as from the ex-dividend date (subject to technical deliverables only);

(c)                                  the Commission shall have declared effective the Registration Statement, no stop order suspending the effectiveness of this Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission;

(d)                                 no Order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Separation and/or the Distribution shall be in effect, and no other event outside the control of Novartis shall have occurred or shall have failed to occur that prevents the consummation of the Separation and/or the Distribution (including, but not limited to, the Novartis Group not being able to complete the internal transactions required to effect the Separation due to elements outside of its reasonable control); and

(e)                                  no other events or developments shall have occurred prior to the ex-dividend date for the Distribution that, in the judgment of the Novartis board of directors, would result in the Separation and/or the Distribution having a material adverse effect (including, but not limited to, material adverse Tax consequences or risks) on Novartis or its shareholders.

6.2                               Efforts to Satisfy Global Conditions. Each Party shall, at its own cost, use Commercially Reasonable Efforts to ensure that each of the Global Conditions is fulfilled as soon as practicable after the date of this Agreement (to the extent not already fulfilled prior to the date of this Agreement).

6.3                               Steps to Satisfy Global Conditions. Without prejudice to the generality of Clause 6.2 (Efforts to Satisfy Global Conditions), to the extent not completed prior to the date of this Agreement:

(a)                                 Alcon shall, and shall cause the other members of the Alcon Group to, cooperate in all respects with Novartis and any member of the Novartis Group to accomplish the

Distribution, including in connection with the registration under the Securities Act or the Exchange Act of the Listing Shares, including the filing and publication of any necessary documents pursuant to the Securities Act or the Exchange Act, including the Registration Statement;

(b)                                 Novartis and Alcon shall take all such action as may be necessary or appropriate under the securities or blue sky Applicable Laws of the states or other political subdivisions of the United States of America, Switzerland or any other jurisdiction in connection with the Distribution; and

(c)                                  Alcon shall prepare and file, and shall use Commercially Reasonable Efforts to have approved prior to the Separation Date, an application for the listing of the Listing Shares on each of the SIX and the NYSE, subject to official notices of issuance, as applicable.

6.4                               Information Sharing. Each Party shall provide the other Party with any necessary Information and documents reasonably required for the purpose of making any submissions, notifications and filings to any such Governmental Entity in respect of any Global Condition.

6.5                               Conditions for the Benefit of Novartis. The foregoing Global Conditions are for the sole benefit of Novartis and shall not give rise to or create any duty on the part of Novartis to waive or not waive such Global Conditions or in any way limit:

(a)                                 the right of Novartis pursuant to Clause 5.1 (Novartis Discretion to Implement the Distribution) to determine, in its sole and absolute discretion, whether and when to proceed with all or part of the Distribution and all terms of the Distribution; or

(b)                                 the right of Novartis to terminate this Agreement as set forth in Clause 27 (Termination) or alter the consequences of any such termination from those specified in Clause 27 (Termination).

Any determination made by Novartis concerning the satisfaction or waiver of any or all of the Global Conditions shall be conclusive and binding on the Parties.

6.6                               Shareholder Register. Immediately prior to the date of the Distribution, Novartis shall provide Alcon with the full shareholder data contained in the register of shareholders of Novartis and in the ADR register kept by JPMorgan Chase Bank, N.A. in an appropriate manner, in order to facilitate Alcon to effect prompt shareholder registration after the Distribution (unless such provision has been prohibited by the concerned shareholders). After the date of Distribution and upon request by Alcon, Novartis shall provide further information that is reasonably required or desirable to facilitate such registration and reasonably cooperate with Alcon for that purpose.

7.                                      BRAZIL

The provisions of Schedule 3 (Brazil) shall apply.

8.                                      TRANSFERRING CONTRACTS

8.1                               Non-Required Consents. The Parties acknowledge that it is their intention that, in such cases where the transfer of any applicable Transferring Business Contract or the Alcon Part or

Novartis Part (as applicable) of any Shared Contract as part of the Separation is subject to a Third Party Consent and such Third Party Consent has not been obtained prior to the implementation of the Separation in any jurisdiction, the Separation shall proceed in such jurisdiction without the transfer of any such Transferring Business Contract or Alcon Part or Novartis Part (as applicable) of a Shared Contract and the provisions of this Clause 8 (Transferring Contracts) and Schedule 2 (Transferring Contracts) shall apply.

8.2                               Transferring Contracts. The provisions of Schedule 2 (Transferring Contracts) shall apply, subject to the terms of any relevant Ancillary Agreement:

(a)                                 if and to the extent that the transfer, assignment, sub-licence of the benefit and / or burden of (x) any Alcon Business Contract to the relevant member of the Alcon Group; or (y) any Novartis Business Contract to the relevant member of the Novartis Group:

(i)                       requires obtaining an agreement of novation or transfer, a consent, approval, waiver or the like from a Third Party (including any Governmental Entity) (such agreement of novation, transfer, approval, waiver or consent, a Third Party Consent) to such assignment, sub-license, transfer or change of control; or

(ii)                    is prohibited by Applicable Law: and

(b)                                 with respect to any Shared Contract.

9.                                      MATTERS GOVERNED EXCLUSIVELY BY ANCILLARY AGREEMENTS

9.1                               Matters Governed Exclusively by Ancillary Agreements. Each of Novartis and Alcon agrees on behalf of itself and the members of its respective Group that, except as expressly provided in this Agreement or any Ancillary Agreement:

(a)                                 the Employee Matters Agreement shall govern the matters governed thereby, including the allocation of all rights, assets and liabilities related to Employees and/or Employee Benefits related matters, including:

(i)                      the allocation of employment and service-related Liabilities (including wages, salaries, employer’s Liabilities in respect of associated Taxes and other periodic outgoings);

(ii)                   the existing equity plans with respect to employees and former employees of members of both the Novartis Group and the Alcon Group; and

(iii)               the allocation of pensions liabilities and workers’ compensation liabilities, including the retention of certain pensions liabilities and related assets by the Novartis Group;

(b)                                 the Transitional Services Agreement shall govern the matters governed thereby, including all matters related to the provision of certain identified transitional services to be provided by one Party (and/or any member of its Group) to the other following the Separation Date;

(c)                                  the Tax Matters Agreement shall govern the matters governed thereby, including the allocation of Taxes and certain other Tax matters;

(d)                                 the Intellectual Property Agreements shall govern the matters governed thereby, including the allocation of Intellectual Property Rights and the use of the “Alcon” name;

(e)                                  the Manufacturing and Supply Agreements and related agreements shall govern the matters governed thereby, including all matters related to the provision of certain identified manufacturing services;

(f)                                   the Transitional Distribution and Services Agreement and related Promotional Services Agreement shall govern the matters governed thereby, including all matters related to the provision of certain identified distribution and promotional services;

(g)                                  the Pharmacovigilance Agreement and Pharmacovigilance Services Agreement shall govern the matters governed thereby, including all matters relating to pharmacovigilance and related services;

(h)                                 the Third Party Claims and Investigations Management Agreement shall govern the matters governed thereby, including the conduct of Third Party Claims and Investigations;

(i)                                     the Information Access Agreement shall govern the terms on which the Parties (or the relevant members of their Group) shall access Retained Records;

(j)                                    the MA Transfer Agreement shall govern matters relating to the Alcon Transferring Marketing Authorisations and the Novartis Transferring Marketing Authorisations; and

(k)                                 the Quality Agreements shall govern the matters governed thereby.

9.2                               Ancillary Agreement Conflicts.

(a)                                 If there is any conflict between the terms of this Agreement and any Ancillary Agreement:

(i)                       the terms of the relevant Ancillary Agreement shall prevail (as between the parties to this Agreement and as between any members of the Novartis Group and any members of the Alcon Group); and

(ii)                    nothing in this Agreement is intended to limit or exclude the rights and/or obligations of any party under any Ancillary Agreement.

(b)                                 If there is any conflict between the terms of any two or more Ancillary Agreements, drafting in any Ancillary Agreement that deals expressly with any issue, matter or circumstance shall prevail over any drafting in another Ancillary Agreement that deals generally with such issue, matter or circumstance.

10.                               INTERCOMPANY ARRANGEMENTS

10.1                        Termination of Intercompany Arrangements. Subject to Clause 10.2 (Continuing Intercompany Arrangements) and Clause 10.3 (Settlement of Intercompany Accounts), Novartis and Alcon shall procure, and shall procure that each member of their respective Groups shall procure, to the extent not terminated prior to the date of this Agreement, that:

(a)                                 all Intercompany Arrangements between such Persons and in effect or accrued as of the Separation Date shall be terminated effective as of immediately prior to the

Separation Date, but without prejudice to any Intercompany Accounts outstanding as at the Separation Date;

(b)                                 no such terminated Intercompany Arrangement (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Separation Date. Each Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing. The Parties, on behalf of the members of their respective Groups, hereby waive any advance notice provision or other termination requirements with respect to any Intercompany Arrangement; and

(c)                                  each member of the Alcon Group shall cease to be a party to any Novartis Cash Management Arrangements prior to the Separation Date.

10.2                        Continuing Intercompany Arrangements. The provisions of Clause 10.1 (Termination of Intercompany Arrangements) shall not apply to any of the following Contracts, agreements, arrangements, commitments or understandings, each of which shall remain in place and continue in full force and effect notwithstanding this Agreement and the Separation:

(a)                                 this Agreement and the Transaction Documents (and each other Intercompany Arrangement or Intercompany Account expressly contemplated by this Agreement or any Transaction Document to be entered into by either Party or any other member of its Group);

(b)                                 any agreements, arrangements, commitments or understandings to which any Third Party or any non-wholly owned Subsidiary of Novartis or Alcon (as the case may be) is a party; and

(c)                                  the Continuing Intercompany Arrangements.

10.3                        Settlement of Intercompany Accounts. Without limiting the termination of the Intercompany Arrangements described in Clause 10.1 (Termination of Intercompany Arrangements), each of Novartis and Alcon shall procure that:

(a)                                 any Intercompany Trading Accounts outstanding on the Separation Date are settled in the ordinary course of business, and in any event by not later than 60 days after the Separation Date (and, for the avoidance of doubt, it shall be possible for members of the Novartis Group and the Alcon Group, respectively, to set-off amounts owed to and from each other, on an entity by entity basis); and

(b)                                 as contemplated in the Cash Settlement Plan, any Intercompany Non-Trading Accounts outstanding as of the close of business on the Business Day immediately prior to the Separation Date are settled on a net basis (whether via a dividend, a capital contribution, a combination of the foregoing or as otherwise agreed), in each case as of the close of business on the Business Day immediately prior to the Separation Date (and, for the avoidance of doubt, it shall be possible for members of the Novartis Group and the Alcon Group, respectively, to set-off amounts owed to and from each other, on an entity by entity basis).

11.                               ACCOUNTS PAYABLE AND RECEIVABLE

11.1                        Payment of Accounts Payable and Receipt of Accounts Receivable. From and after the Separation Date:

(a)                                 the relevant Alcon Asset Transferor shall pay any Alcon Accounts Payable and shall use Commercially Reasonable Efforts to procure receipt of any Alcon Accounts Receivable of such Alcon Asset Transferor in the ordinary course of business, consistent with past practice; and

(b)                                 the relevant Novartis Asset Transferor shall pay any Novartis Accounts Payable and shall use Commercially Reasonable Efforts to procure receipt of any Novartis Accounts Receivable of such relevant Novartis Asset Transferor in the ordinary course of business, consistent with past practice.

11.2                        Re-imbursement of Accounts Payable.

(a)                                 If at any time after the Separation Date, any member of the Novartis Group pays any monies in respect of any Alcon Accounts Payable, then the relevant member of the Alcon Group shall pay or procure payment to the relevant member of the Novartis Group, by no later than 10 Business Days after the end of the calendar month in which the Alcon Group is notified of such amount having been paid, the amount paid, plus any Tax or other costs actually suffered or incurred by the Novartis Group which would not have arisen but for the payment of such monies (less the amount of any Tax or other benefits actually received by the Novartis Group).

(b)                                 If at any time after the Separation Date, any member of the Alcon Group pays any monies in respect of any Novartis Accounts Payable, then the relevant member of the Novartis Group shall pay or procure payment to the relevant member of the Alcon Group, by no later than 10 Business Days after the end of the calendar month in which the Novartis Group is notified of such amount having been paid, the amount paid, plus any Tax or other costs actually suffered or incurred by the Alcon Group which would not have arisen but for the payment of such monies (less the amount of any Tax or other benefits actually received by the Alcon Group).

11.3                        Pass-back of Accounts Receivable.

(a)                                 If at any time after the Separation Date, any member of the Novartis Group actually receives any monies in respect of any Alcon Accounts Receivable, then the relevant member of the Novartis Group shall pay or procure payment to the relevant member of the Alcon Group, by no later than 10 Business Days after the end of the calendar month in which such amount is received, less any Tax or other costs actually suffered or incurred by the Novartis Group which would not have arisen but for the receipt of such monies (less the amount of any Tax or other benefits actually received by the Novartis Group).

(b)                                 If at any time after the Separation Date, any member of the Alcon Group actually receives any monies in respect of any Novartis Accounts Receivable, then the relevant member of the Alcon Group shall pay or procure payment to the relevant member of the Novartis Group, by no later than 10 Business Days after the end of the calendar month in which such amount is received, less Tax or other costs actually suffered or incurred by the Alcon Group which would not have arisen but for the receipt of such monies (less the amount of any Tax or other benefits actually received by the Alcon Group).

12.                               CREDIT SUPPORT

12.1                        Intragroup Credit Support Instruments. Each Party shall, and shall procure that each member of its respective Group shall, use Commercially Reasonable Efforts to procure that, unless otherwise agreed in writing between the Parties, effective on or prior to the Separation Date:

(a)                                 each member of the Alcon Group is released from any Novartis Intragroup Credit Support Instruments and such Novartis Intragroup Credit Support Instruments are replaced with alternate arrangements that do not require any credit support from any member of the Alcon Group; and

(b)                                 the beneficiaries of such Novartis Intragroup Credit Support Instruments provide written releases to Alcon (which in the case of a letter of credit or bank guarantee may be effective upon surrender of the original Novartis Intragroup Credit Support Instrument to the originating bank and such bank’s confirmation to Alcon of cancelation thereof) indicating that Alcon or the relevant member of the Alcon Group shall, effective upon the consummation of the Separation, have no liability with respect to such Novartis Intragroup Credit Support Instruments, in a form reasonably satisfactory to Alcon;

(c)                                  each member of the Novartis Group is released from all Alcon Intragroup Credit Support Instruments and such Alcon Intragroup Credit Support Instruments may be, in the sole discretion of Alcon, replaced with alternate arrangements that do not require any credit support from any member of the Novartis Group; and

(d)                                 the beneficiaries of such Alcon Intragroup Credit Support Instruments provide written releases to Novartis (which in the case of a letter of credit or bank guarantee may be effective upon surrender of the original Alcon Intragroup Credit Support Instrument to the originating bank and such bank’s confirmation to Novartis of cancelation thereof) indicating that Novartis or the relevant member of the Novartis Group shall, effective upon the consummation of the Separation, have no liability with respect to such Alcon Intragroup Credit Support Instruments, in a form reasonably satisfactory to Novartis.

12.2                        Third Party Credit Support Instruments. Each Party shall, and shall procure that each member of its respective Group shall, use Commercially Reasonable Efforts to procure that, unless otherwise agreed in writing between the Parties, prior to, or as soon as reasonably practicable after, and in any event by no later than three months after the Separation Date:

(a)                                 each member of the Alcon Group is released from all Novartis Third Party Credit Support Instruments and such Novartis Third Party Credit Support Instruments are replaced with alternate arrangements that do not require any credit support from any member of the Alcon Group; and

(b)                                 the beneficiaries of such Novartis Third Party Credit Support Instruments provide written releases to Alcon (which in the case of a letter of credit or bank guarantee may be effective upon surrender of the original Novartis Third Party Credit Support Instrument to the originating bank and such bank’s confirmation to Alcon of cancelation thereof) indicating that Alcon or the relevant member of the Alcon Group shall, effective upon the consummation of the Separation, have no liability with respect to such Novartis Third Party Credit Support Instruments, in a form reasonably satisfactory to Alcon;

(c)                                  each member of the Novartis Group is released from all Alcon Third Party Credit Support Instruments and such Alcon Third Party Credit Support Instruments may be, in the sole discretion of Alcon, replaced with alternate arrangements that do not require any credit support from any member of the Novartis Group; and

(d)                                 the beneficiaries of such Alcon Third Party Credit Support Instruments provide written releases to Novartis (which in the case of a letter of credit or bank guarantee may be effective upon surrender of the original Alcon Third Party Credit Support Instrument to the originating bank and such bank’s confirmation to Novartis of cancelation thereof) indicating that Novartis or the relevant member of the Alcon Group shall, effective upon the consummation of the Separation, have no liability with respect to such Alcon Third Party Credit Support Instruments, in a form reasonably satisfactory to Novartis.

12.3                        Credit Support Indemnities. With effect from the Separation Date

(a)                                 Novartis shall indemnify on demand and hold harmless Alcon and each member of the Alcon Group and their respective directors, officers, managers, members, agents and employees against and in respect of all Liabilities actually suffered or incurred by any of them after the Separation Date under or by reason of any Novartis Intragroup Credit Support Instrument and/or Novartis Third Party Credit Support Instrument that is not released on or prior to the Separation Date; and

(b)                                 Alcon shall indemnify on demand and hold harmless Novartis and each member of the Novartis Group and their respective directors, officers, managers, members, agents and employees against and in respect of all Liabilities actually suffered or incurred by any of them after the Separation Date under or by reason of any Alcon Intragroup Credit Support Instrument and/or Alcon Third Party Credit Support Instrument that is not released on or prior to the Separation Date, including, without limitation, any payment obligations or other Liabilities arising from Novartis (or the relevant member of its Group) to the relevant bank or credit card provider in respect of credit cards used or held by, or provided to, members of the Alcon Group or their respective directors, officers, managers, members, agents and employees.

For the avoidance of doubt, the provisions of Clause 15.1 (Threshold for Indemnity Claims) shall not apply to the indemnities contained in this Clause 12.3 (Credit Support Indemnities).

13.                               MUTUAL RELEASE AND INDEMNIFICATION

13.1                        Ancillary Agreement Liabilities. Clause 1.4 (Assumption of Alcon Liabilities), Clause 1.6 (Assumption of Novartis Liabilities) and the remaining provisions of this Clause 13 (Mutual Release and Indemnification) shall not apply in relation to any Liabilities that are otherwise expressly allocated between the Parties (and/or their respective Groups) in any Ancillary Agreement, such that, for example, Employee related liabilities that are allocated between the Parties (and/or their respective Groups) pursuant to the Employee Matters Agreement shall not be released or recoverable pursuant to this Clause 13 (Mutual Release and Indemnification).

13.2                        Exceptions to the Mutual Release and Indemnification. Nothing in this Agreement or any Transaction Document:

(a)                                 shall operate to transfer :

(i)                      any of the Novartis Retained Assets to any member of the Alcon Group or make any member of the Alcon Group liable for any of the Novartis Liabilities;

(ii)                   any of the Alcon Retained Assets to any member of the Novartis Group or make any member of the Novartis Group liable for any of the Alcon Liabilities;

(b)                                 shall impair any right of any Person to enforce, or release any Person from Liability under, this Agreement or any Transaction Document, or any Intercompany Arrangement or Intercompany Account referred to in Clause 10.2 (Continuing Intercompany Arrangements), or any other Contract or Liability specified as continuing notwithstanding the Separation in any Ancillary Agreement, in each case in accordance with its terms;

(c)                                  shall impair any right of any Person to enforce, or release any Person from Liability under, any Contract or other agreement, arrangement, commitment and/or undertaking entered into between any member of the Novartis Group, on the one hand, and any member of the Alcon Group, on the other, after the Separation Date; or

(d)                                 shall release:

(i)                       Novartis or any member of the Novartis Group from honouring its obligations existing immediately prior to the Separation Date to indemnify any director, officer or employee of Alcon or any other member of the Alcon Group who was a director, officer or employee of Novartis or any other member of the Novartis Group on or prior to the Separation Date, to the extent such director, officer or employee was entitled in such capacity to such indemnification pursuant to obligations existing immediately prior to the Separation; provided that if a director of Alcon or any other member of the Alcon Group receives indemnification payments from Novartis or Alcon, as the case may be, with respect to a particular Liability for which such director is entitled to indemnification, such director shall not be entitled to receive indemnification payments from the other Party with respect to the same Liability to the extent of the indemnification payments previously received by such director from Novartis or Alcon, as the case may be, and provided, further, that to the extent the events underlying an indemnification claim would give rise to an Alcon Liability, the liability of the relevant member of the Novartis Group to such director, officer or employee shall be treated as an Alcon Liability for the purposes of Clause 13.8 (Alcon Indemnity); or

(ii)                    Alcon or any member of the Alcon Group from honouring its obligations existing immediately prior to the Separation Date to indemnify any director, officer or employee of Novartis or any member of the Novartis Group who was a director, officer or employee of Alcon or any member of the Alcon Group on prior to the Separation, to the extent such director, officer or employee was entitled in such capacity to such indemnification pursuant to obligations existing immediately prior to the Separation; provided that if a director of Novartis or any member of the Novartis Group receives indemnification payments from Novartis or Alcon, as the case may be, with respect to a particular Liability for which such director is entitled to indemnification, such director shall not be entitled to receive indemnification payments from the other Party with respect to the same Liability to the extent of the indemnification payments previously received by such director from Novartis or Alcon, as the case may be, and provided, further, that to the extent the events underlying an indemnification claim would give rise to a Novartis Liability, the liability of the relevant member of the Alcon Group to such director, officer or employee shall be treated as a Novartis Liability for the purposes of Clause 13.7 (Novartis Indemnity).

13.3                        Release of Novartis Group. Subject to the terms of this Clause 13 (Mutual Release and Indemnification) and Clause 10 (Intercompany Arrangements), Alcon shall, and shall procure that all members of the Alcon Group shall, with effect from the Separation Date and to the fullest extent permitted by Applicable Law, release and discharge Novartis, each member of the Novartis Group and their respective successors and assigns and, save in respect of any Liabilities arising as a result of fraud or other criminal conduct, all Persons who are, or at any time prior to the Separation Date have been shareholders, directors, officers, managers, members, agents or employees of any member of the Novartis Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from all Alcon Liabilities.

13.4                        No Claims by Alcon Group. Alcon shall not, and shall procure that no member of the Alcon Group shall, make, any claim or demand, or commence any proceedings asserting any claim or demand, including any claim of contribution or any indemnification, against Novartis or any other member of the Novartis Group, or any other Person released pursuant to Clause 13.3 (Release of Novartis Group), with respect to any Liabilities released pursuant to Clause 13.3 (Release of Novartis Group).

13.5                        Release of Alcon Group. Subject to the terms of this Clause 13 (Mutual Release and Indemnification) and Clause 10 (Intercompany Arrangements), Novartis hereby, and shall procure that all members of the Novartis Group shall, with effect from the Separation Date and to the fullest extent permitted by Applicable Law release and discharge Alcon, each member of the Alcon Group and their respective successors and assigns and, save in respect of any Liabilities arising as a result of fraud or other criminal conduct, all Persons who are, or at any time prior to the Separation Date have been shareholders, directors, officers, managers, members, agents or employees of any member of the Novartis Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from all Novartis Liabilities.

13.6                        No Claims by Novartis Group. Novartis shall not, and shall procure that no member of the Novartis Group shall, make, any claim or demand, or commence any proceedings asserting any claim or demand, including any claim of contribution or any indemnification, against Alcon or any other member of the Alcon Group, or any other Person released pursuant to Clause 13.5 (Release of Alcon Group), with respect to any Liabilities released pursuant to Clause 13.5 (Release of Alcon Group).

13.7                        Novartis Indemnity. Subject to the terms of this Clause 13 (Mutual Release and Indemnification) and Clause 15 (Liabilities and Additional Matters), Novartis shall, with effect from the Separation Date and to the fullest extent permitted by Applicable Law, indemnify on demand and hold harmless Alcon and each member of the Alcon Group and their respective directors, officers, managers, members, agents and employees against and in respect of all Liabilities actually suffered or incurred by any of them to the extent arising out of or resulting from any Novartis Liabilities, including the failure of Novartis or any other member of the Novartis Group or any other Person to pay, perform or otherwise promptly discharge any Novartis Liability in accordance with its terms.

13.8                        Alcon Indemnity. Subject to this Clause 13 (Mutual Release and Indemnification) and Clause 15 (Liabilities and Additional Matters), Alcon shall, with effect from the Separation Date and to the fullest extent permitted by Applicable Law, indemnify on demand and hold harmless Novartis and each member of the Novartis Group and their respective directors, officers, managers, members, agents and employees against and in respect of all Liabilities actually suffered or incurred by any of them to the extent arising out of or resulting from any Alcon Liabilities, including the failure of Alcon or any other member of the Alcon Group or any other Person to pay, perform or otherwise promptly discharge any Alcon Liability in accordance with its terms.

14.                               ASIA INVESTIGATION

14.1                        Novartis Asia Investigation Indemnity. Novartis shall indemnify on demand and hold harmless Alcon and each member of the Alcon Group against any Monetary Penalty agreed with, imposed by, or ordered in proceedings brought by, the United States Department of Justice (DOJ) and/or the Commission, to the extent that such Monetary Penalty results from or arises out of the Asia Investigation.

14.2                        Exclusions to the Novartis Asia Investigation Indemnity. The Parties agree that the indemnity in Clause 14.1 (Novartis Asia Investigation Indemnity) shall not cover, and neither Party nor any member of their respective groups shall have any claim under any Transaction Document, notwithstanding any other provision of any Transaction Document, in respect of:

(a)                                 any Monetary Penalty agreed with, imposed by, or ordered in proceedings brought by, any entity other than DOJ or the Commission in connection with the matters that are the subject of the Asia Investigation;

(b)                                 any Liabilities resulting from or arising out of any civil claims threatened or brought by any party claiming to have suffered loss as a consequence of the Asia Investigation and/or of the matters that are the subject of the Asia Investigation;

(c)                                  any Liabilities resulting from or arising out of: (i) the appointment of a monitor; or (ii) any undertakings, prohibitions or restrictions imposed or required by, or agreed to with, any party, in either case in connection with, or as a result of, the Asia Investigation;

(d)                                 any Liabilities arising in connection with the Asia Investigation that are special, indirect, derivative or consequential or result from or arise out of:

(i)                      any threatened or actual termination of, or suspension, debarment or disqualification from bidding or tendering for, any contract or other commercial arrangement with any Third Party;

(ii)                   any alleged or actual damage to business or reputation, or the loss of, or adverse effect on, cash flow, assets, goodwill, results of operations, business prospects, profits or business value; and/or

(iii)               the termination of, or the ability to obtain or continue, financing for current or future business activities or projects; or

(iv)               the Asia Investigation Costs (except under Clause 14.3 (Asia Investigation Costs)).

14.3                        Asia Investigation Costs. The Asia Investigation Costs shall be paid on the following basis:

(a)                                 Novartis shall pay any fees and disbursements payable to the Existing Counsel, and any experts they engage, in connection with the Asia Investigation;

(b)                                 the engaging Party shall pay any fees and disbursements payable to any counsel other than the Existing Counsel, and any experts that counsel engages, in connection with the Asia Investigation;

(c)                                  the Party who employs or engages, or who last employed or engaged, any current or former director, officer, manager or employee (each a “Relevant Person”), shall pay:

(i)                      any fees and disbursements payable to any counsel or expert engaged by or on behalf of the Relevant Person, other than the Existing Counsel, in connection with the Asia Investigation; and

(ii)                   any costs and expenses incurred by or in relation to the Relevant Person in connection with the Asia Investigation — for example, acting as a witness.

(d)                                 any other costs or expenses in connection with the Asia Investigation not included within sub-paragraphs (a) to (c) above shall be paid by the Party by whom they are incurred.

15.                               LIABILITIES AND ADDITIONAL MATTERS

15.1                        Threshold for Indemnity Claims. Subject to Clause 15.2 (Applicability of Threshold for Indemnity Claim), no Indemnifying Party shall be liable for any Indemnity Claim unless the amount of the Liability which may be recoverable pursuant to that single Indemnity Claim (and, for these purposes, a number of Indemnity Claims arising out of the same subject matter, facts, events or circumstances may be aggregated and form a single Indemnity Claim) exceeds $500,000 (in which case the Indemnitee shall be entitled to claim for the full amount of the Indemnity Claim, not just the excess).

15.2                        Applicability of Threshold for Indemnity Claim.

(a)                                 Notwithstanding Clause 15.1 (Threshold for Indemnity Claims), if Novartis (or any member of the Novartis Group), on the one hand, or Alcon (or any member of the Alcon Group), on the other hand, accepts that a relevant Third Party Claim constitutes in its entirety, or in any part, its Liability, under clause 11 (Notification and Classification of Third Party Claims) of the Third Party Claims and Investigations Management Agreement, then Novartis or Alcon, as applicable, shall be liable for the full amount of such Third Party Claim (or the relevant part in respect of which Liability is accepted), even if the amount of the Liability actually arising from such Third Party Claim is equal to or less than $500,000.

(b)                                 The terms of Clause 15.1 (Threshold for Indemnity Claims) shall not apply to:

(i)                       any payment required to be made pursuant to Clause 11 (Accounts Payable and Receivable);

(ii)                    any Claim arising under Clause 14 (Asia Investigation); or

(iii)                 any payment or transfer required pursuant to Clause 25 (Wrong Pockets).

15.3                        Recovery from Third Parties.

(a)                                 The Parties intend that any Liability subject to indemnification or reimbursement pursuant to this Agreement shall be net of:

(i)                      Insurance Proceeds that actually reduce the amount of, or are paid to the applicable Indemnitee in respect of, such Liability; and/or

(ii)                   other amounts recovered from any Third Party, net of any costs or expenses incurred in the collection or litigation thereof and net of any Taxes resulting from the receipt thereof, that actually reduce the amount of, or are paid to the applicable Indemnitee in respect of, such Liability (Third Party Proceeds).

(b)                                 Accordingly, the amount that an Indemnifying Party is required to pay to any Person entitled to indemnification or reimbursement pursuant to this Agreement (an Indemnitee shall be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee from a Third Party in respect of the related Liability.

(c)                                  If an Indemnitee receives an Indemnity Payment and subsequently receives Insurance Proceeds or Third Party Proceeds in respect of such Liability, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if such Insurance Proceeds or Third Party Proceeds had been received, realised or recovered before the Indemnity Payment was made.

(d)                                 An insurer that would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto by virtue of the indemnification provisions hereof, it being expressly understood and agreed that no insurer or any other Third Party shall be entitled to a “wind-fall” (i.e., a benefit it would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions of this Agreement.

(e)                                  Subject, and without prejudice, to Clause 18 (Insurance), each Indemnitee shall use Commercially Reasonable Efforts to seek to collect or recover any Insurance Proceeds and any Third Party Proceeds to which such Indemnitee is entitled in connection with any Liability for which such Indemnitee intends to make an Indemnity Claim, prior to making an Indemnity Claim; provided, however, that:

(i)                      such Indemnitee’s inability to collect or recover any such Insurance Proceeds or Third Party Proceeds shall not limit the Indemnifying Party’s obligations hereunder; and

(ii)                   an Indemnifying Party may not delay making any indemnification payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any actions to collect or recover Insurance Proceeds, and an Indemnitee need not attempt to collect any Insurance Proceeds prior to making a claim for indemnification or contribution or receiving any Indemnity Payment otherwise owed to it under this Agreement or any Ancillary Agreement.

15.4                        Subrogation. In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee of any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defence or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall, and shall procure that its Affiliates shall, cooperate in good faith with, and provide such assistance as may be reasonably required by, such Indemnifying Party, at its cost and expense, in prosecuting any subrogated right, defence or claim. This Clause 15.4 (Subrogation) shall not apply to Insurance Arrangements that are dealt with in Clause 18 (Insurance).

15.5                        Duty to mitigate. Prior to making any Indemnity Claim, Novartis or Alcon, as applicable, shall, and shall procure that the relevant members of its respective Group shall, subject to the terms of any Ancillary Agreement, including the Third Party Claims and Investigations Management Agreement, use Commercially Reasonable Efforts to avoid or mitigate any Liabilities for which such Person intends to seek indemnification.

15.6                        No Double Recovery and No Double Counting. A Party shall be entitled to make more than one claim under this Agreement arising out of the same subject matter, fact, event or circumstance but shall not be entitled to recover under this Agreement or any relevant Transaction Document or otherwise more than once in respect of the same Liabilities suffered or amount for which the Party is otherwise entitled to claim (or part of such Liabilities or amount), regardless of whether more than one claim arises in respect of it. No amount (including any relief) (or part of any amount) shall be taken into account, set off or credited more than once under this Agreement or any relevant Transaction Document or otherwise, with the intent that there will be no double counting under this Agreement or any Transaction Document or otherwise.

15.7                        Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other similar relief of its rights under this Agreement to prevent breaches of this Agreement and to enforce specific performance of the terms and provisions of this Agreement, in addition to any other remedy to which the affected Party is entitled pursuant to this Agreement. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies under Applicable Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defence in any action for specific performance that a remedy under Applicable Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

15.8                        Timing of Payments. Indemnity Payments or contribution payments in respect of any Liabilities for which an Indemnitee is entitled to indemnification or contribution under this Agreement shall be paid reasonably promptly (but in any event within sixty (60) days of the date on which the Parties agree the amount that the Indemnitee is entitled to indemnification or contribution under this Agreement or on which such amount is determined in accordance with Clause 41 (Dispute Resolution) by the Indemnifying Party to the Indemnitee as such Liabilities are incurred upon demand by the Indemnitee, which demand shall be accompanied by reasonably satisfactory documentation setting forth the basis for the amount of such Indemnity Payments or contribution payments, including documentation with respect to calculations made and consideration of any Insurance Proceeds that actually reduce the amount of such Liabilities. The indemnity and contribution provisions contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; and (ii) the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification or contribution hereunder.

15.9                        Covenant Not to Sue. Each Party hereby covenants and agrees that neither it nor any member of its Group or any Person claiming through it shall bring suit or otherwise assert any claim against any Indemnitee, or assert a defence against any claim asserted by any Indemnitee, before any court, arbitrator, neutral mediator or administrative agency in any jurisdiction, alleging that:

(a)                                 the acquisition or transfer of any Alcon Transferring Assets and/or Novartis Transferring Assets, as applicable, on the terms and conditions set forth in this Agreement and the other Transaction Documents is void or unenforceable for any reason;

(b)                                 the assumption of any Alcon Liabilities and/or Novartis Liabilities, as applicable, on the terms and conditions set forth in this Agreement and the other Transaction Documents is void or unenforceable for any reason; or

(c)                                  the provisions of Clause 13 (Mutual Release and Indemnification), Clause 14 (Asia Investigation) or this Clause 15 (Liabilities and Additional Matters) are void or unenforceable for any reason.

15.10                 Remedies Cumulative. The remedies provided in Clause 13 (Mutual Release and Indemnification) shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

15.11                 Survival of Indemnities. The rights and obligations of each of Novartis and Alcon and their respective Indemnitees under Clause 13 (Mutual Release and Indemnification) and Clause 14 (Asia Investigation) shall survive the Distribution and the sale or other transfer by any Party or its Affiliates of any assets or businesses or the assignment by any Party or its Affiliates of any Liabilities, or the change of form or change of control of any Party.

15.12                 Term of Indemnities. The obligation of Novartis to indemnify under Clause 13.7 (Novartis Indemnity) and Clause 14 (Asia Investigation) and the obligation of Alcon to indemnify under Clause 13.8 (Alcon Indemnity), together with the related obligations of both parties under this Clause 15 (Liabilities and Additional Matters), shall lapse (verjähren) upon expiry of the 10 (ten) year term pursuant to article 127 of the Swiss Code of Obligations, which shall start to run on the date on which the obligation of Novartis to indemnify under Clause 13.7 (Novartis Indemnity) or the obligation of Alcon to indemnify under Clause 13.8 (Alcon Indemnity), as applicable, becomes due, such due date being the date on which the relevant indemnified Party actually suffers or incurs a relevant Liability.

16.                               CLAIMS

16.1                        Restrictions on Claims. Any Claim shall, to the extent applicable, be subject to the applicable provisions of this Clause 16 (Claims) and Clause 15 (Liabilities and Additional Matters) and, where applicable, the terms of the Third Party Claims and Investigations Management Agreement.

16.2                        Notice of Claims.

(a)                                 If a Party (the Claimant Party) wishes to make a Claim against another Party (the Defendant Party), the Claimant Party shall, subject to the terms of the Third Party Claims and Investigations Management Agreement to the extent such a Claim arises from a Third Party Claim or an Investigation, as soon as reasonably practicable after becoming aware of the facts or circumstances giving rise to such Claim (including any written demand or claim that is asserted against the Claimant Party by a Third Party), give written notice to the Defendant Party (the Claim Notice) containing reasonably specific details of the Claim, including such Information as is available to the Claimant Party (or its Affiliates) to assess the Claim and, to the extent reasonably practicable, the Claimant Party’s estimate (on a without prejudice basis), on the basis of the Information then available to the Claimant Party, of the amount of the Liabilities which are, or are to be, the subject of the Claim (if known) and the method of computation thereof. To the extent a reasonable estimate and/or method of computation cannot reasonably be provided in the Claim Notice, the Claimant Party shall provide such Information to the Defendant Party as soon as reasonably practicable thereafter.

For the purposes of this Clause 16 (Claims), “Affiliates” of each of Alcon and Novartis shall include the respective current and former shareholders, directors, officers, managers, members, agents and employees who are entitled to indemnification pursuant to Clause 13 (Mutual Release and Indemnification).

(b)                                 Following the delivery of a Claim Notice pursuant to Clause 16.2(a), the Defendant Party shall have a period of forty-five (45) days within which to object to any such notice, stating whether it disputes the existence or scope of an obligation to indemnify the Claimant Party, and describing in reasonable detail the basis for its objection thereto. If the Defendant Party does not so respond within such forty-five (45)-day period stating that the Defendant Party disputes its liability for such Claim, the Defendant Party shall be deemed to be disputing such Claim.

(c)                                  If, the parties are disputing a Claim following the procedure outlined above, the provisions of Clause 41 (Dispute Resolution) shall apply.

(d)                                 The regime provided for in this Clause 16.2 (Notice of Claims) shall be in lieu of, and not in addition to, any Claimant Party’s duty to immediately inspect and notify the Defendant Party in accordance with article 201 CO.

16.3                        Third Party Claims and Investigations Management Agreement. The terms of the Third Party Claims and Investigations Management Agreement shall apply as set out therein, including in respect of any Claim arising from a Third Party Claim or an Investigation. Any acceptance by Novartis or Alcon, respectively, that a relevant Third Party Claim constitutes in its entirety, or in any part, its Liability, under clause 11 (Notification and Classification of Third Party Claims) of the Third Party Claims and Investigations Management (whether by electing to take conduct for the purposes of clause 11 (Notification and Classification of Third Party Claims), or otherwise), shall be binding on the Parties for the purposes of this Agreement and the other Transaction Documents.

16.4                        Exclusion of Matters Covered by the Ancillary Agreements. For the avoidance of doubt, this Clause 16 (Claims) shall not apply to Claims which are dealt with expressly under any of the Ancillary Agreements.

17.                               ACCESS TO INFORMATION; BOOKS AND RECORDS

17.1                        Transferring Books and Records.

(a)                                 To the extent not transferred prior to the date of this Agreement:

(i)                       Novartis shall, and shall procure that each relevant member of the Novartis Group shall, transfer, or procure the transfer of, the Alcon Transferring Books and Records to Alcon or the relevant member of the Alcon Group; and

(ii)                    Alcon shall, and shall procure that each relevant member of the Alcon Group shall, transfer, or procure the transfer of, the Novartis Transferring Books and Records to Novartis or the relevant member of the Novartis Group, in each case, in accordance with the Books and Records Plan and as soon as reasonably possible after the Separation Date.

(b)                                 Neither Party shall have any obligation to re-write, edit, amend, translate, re-formulate, re-format, take inventory of, or take any other action in connection with Transferring Books and Records that it is transferring to the other Party, other than to transfer them in the form that they are in or, at the discretion of the transferor, in another data format that is reasonably accessible by the other Party.

(c)                                  Where Transferring Books and Records are to be transferred by physical delivery at or after the Separation Date, Novartis or Alcon (as applicable) shall procure that such Transferring Books and Records are available for collection at the location at which such Transferring Books and Records are being stored at that time (such that there shall be no requirement on either Party to move Transferring Books and Records from one location to another in order to effect the transfer) or as otherwise agreed between the Parties.

(d)                                 From the point at which any Transferring Books and Records have been transferred to the Alcon Group or the Novartis Group (as applicable), in the manner described in paragraph (c) above, no member of the Novartis Group or Alcon Group (as applicable) shall have any further obligations to the other Party or its Group in connection with such Transferring Books and Records.

17.2                        Retention of original Transferring Books and Records.

(a)                                 Subject to Clause 17.2(b), the original Alcon Transferring Books and Records shall transfer to the Alcon Group, and the original Novartis Transferring Books and Records shall transfer to the Novartis Group, in accordance with this Clause 17 (Access to Information; Books and Records), provided that:

(i)                       the Novartis Group and Alcon Group (as applicable) shall have the right to retain copies of any Transferring Books and Records:

(A)                               if required under Applicable Law; or

(B)                               in order to evidence their respective compliance with their obligations under this Agreement or the relevant Transaction Document; or

(C)                               as otherwise agreed by the Parties;

(ii)                    if any member of the Novartis Group or Alcon Group, as applicable, is required under Applicable Law to retain the original versions of any Transferring Books and Records or may not transfer the original versions of any Transferring Books and Records under Applicable Law, Novartis or Alcon (as applicable) shall provide one copy of such Transferring Books and Records to the other Party, to the extent permitted by Applicable Law; and

(iii)                 if either of Novartis and Alcon (or any members of their Groups) are required under Applicable Law to provide originals of any Transferring Books and Records to a Tax Authority or any other Governmental Entity, the Parties shall cooperate in good faith to ensure that each relevant Party is able to comply with its obligations under Applicable Law or any request from a Tax Authority or any other Governmental Entity with respect to such Transferring Books and Records.

(b)                                 In the event that:

(i)                       Alcon elects not to have the Alcon Transferring Books and Records transferred to it; or

(ii)                    Novartis elects not to have the Novartis Transferring Books and Records transferred to it,

then such Transferring Books and Records shall be deemed to be Waived Books and Records and the holding Party shall have no further obligation to the other Party with respect to such Waived Books and Records, including any obligations to provide access to such Waived Books and Records under the IAA.

17.3                        Retained Records.

(a)                                 The Retained Records shall be retained by the current holder of the Retained Records and held for the Retention Period, unless the holding Party reasonably considers such period to be burdensome, in which case the holding Party may elect to transfer the relevant Retained Records to the other Party (if permitted under Applicable Law) and the Parties shall discuss in good faith the most practical means of affecting any transfer on this basis.

(b)                                 The Retained Records do not need to be held by the Parties in their current form, and the holding Party shall, at its discretion, have the option to decommission and archive any Retained Records.

(c)                                  The holder of the Retained Records shall be entitled (but shall not be obliged) to delete and/or destroy any Retained Records after the expiry of the Retention Period, at the holding Party’s cost, provided that the other Party has not provided written notice (in accordance with paragraph (d) below) that it wishes the Retained Records to be retained for a longer period of time, in which case such Retained Records shall be deemed to be Waived Books and Records.

(d)                                 If either Party wishes the Retained Records to be retained for a longer period than the Retention Period:

(i)                      it shall, at least three (3) months prior to the expiration of the applicable Retention Period, provide notice identifying which Retained Records should be retained and the relevant additional Retention Period requested; and

(ii)                   the holding Party may either:

(A)                               retain the Retained Records for the additional period at the requesting Party’s cost; or

(B)                               transfer the Retained Records to the requesting Party at the requesting Party’s cost (if such transfer is permitted under Applicable Law).

(e)                                  Each Party shall be entitled to request access to the Retained Records held by the other Party (or its Group) in accordance with the terms of the Information Access Agreement and for the period specified in the Information Access Agreement.

17.4                        Books and Records required in connection with the operation of Ancillary Agreements. To the extent that any Books and Records are required by the holder of the relevant Books and

Records in connection with the operation of any Ancillary Agreement, the relevant Books and Records will be retained by that Party and, upon termination or expiry of either the Ancillary Agreement or, in the case of Books and Records required in connection with the provision of services under the Transitional Services Agreement, the applicable service term under the Transitional Services Agreement, will either be (i) transferred (as Transferring Books and Records for the purposes of this Agreement); or (ii) made available on the terms of the Information Access Agreement (as Retained Records for the purposes of this Agreement and the Information Access Agreement), in each case as set out in the relevant Ancillary Agreement and/or the Books and Records Plan.

17.5                        Excluded Books and Records. The following Books and Records (the Excluded Books and Records) shall not constitute Transferring Books and Records to be transferred by either Party (or member of their Group):

(a)                                 Books and Records that do not contain Business Information related to the Novartis Business (in respect of Novartis Transferring Books and Records) or the Alcon Business (in respect of Alcon Transferring Books and Records), as applicable;

(b)                                 secondary business information (including copies, disaster recovery backups);

(c)                                  technical system data/backups (unless related to transferring and un-wiped IT assets);

(d)                                 transient information (including Outlook calendar invites, text message, personal notes), unless otherwise agreed in the Books and Records Plan;

(e)                                  training confirmations/reports;

(f)                                   compliance and audit reports;

(g)                                  the Waived Books and Records; and

(h)                                 any other Books and Records which the parties agree in writing should be treated as Excluded Books and Records.

17.6                        Costs Relating to Books and Records. The costs relating to Books and Records shall be borne as follows:

(a)                                 Transferring Books and Records: Subject to any specific provisions on costs in any Ancillary Agreement, including information technology and other separation costs set out in the Transitional Services Agreement, the cost of separation (including the cost of modification, transformation and/or redaction, if necessary) and transfer of

(i)                      the Alcon Transferring Books and Records that are identified by the Parties prior to the Separation Date and set out in the Books and Records Plan, shall be borne by Novartis (notwithstanding that such separation or transfer may occur after the Separation Date in accordance with the Books and Records Plan); and

(ii)                   all other Alcon Transferring Books and Records (including those identified by either Party on or after the Separation Date) shall be borne by Alcon;

(iii)               the Novartis Transferring Books and Records shall be borne by Novartis; and

(b)                                 Retained Records. Subject to any specific provisions on costs in any Ancillary Agreement:

(i)                       the cost of retaining and storing of:

(A)                               any Alcon Retained Records held by Novartis shall be borne by Novartis; and

(B)                               any Novartis Retained Records held by Alcon shall be borne by Alcon;

(ii)                    the cost of providing access to:

(A)                               any Alcon Retained Records held by Novartis shall be borne by Alcon, in accordance with the Information Access Agreement; and

(B)                               any Novartis Retained Records held by Alcon shall be borne by Novartis, in accordance with the Information Access Agreement.

17.7                        Compliance with Applicable Law and Confidentiality.

(a)                                 In complying with their respective obligations, and exercising their respective rights, under this Clause 17 (Access to Information; Books and Records), each of Novartis and Alcon agrees that it will only process personal data provided to it by the other Group in accordance with and will at all times be subject to and act in accordance with all Applicable Law, including but not limited to applicable privacy and data protection law obligations (including any applicable privacy policies of the Novartis Group, as the case may be) and will implement and maintain at all times appropriate technical and organisational measures to protect such personal data provided to it by the other Group against unauthorised or unlawful processing and accidental loss, destruction, damage, alteration and disclosure.

(b)                                 In addition, each Party agrees to provide reasonable assistance to the other Party in respect of any obligations under privacy and data protection legislation affecting the disclosure of such personal data to the other Party and will not knowingly process such personal data in such a way to cause the other Party to violate any of its obligations under any applicable privacy and data protection legislation.

(c)                                  Each Party shall implement appropriate technical and organisational measures, including information barriers protocols or other operational measures, to ensure the confidentiality of any information relating to the other Party and to ensure that applicable antitrust and regulatory requirements are complied with.

17.8                        Ownership of Information. Any Information owned by one Group that is provided to the requesting Party hereunder or in connection with the transactions contemplated hereunder shall be deemed to remain the property of the providing Party. Except as specifically set forth herein, nothing herein shall be construed as granting or conferring rights of license or otherwise in any such Information.

17.9                        Liability in Respect of Information. Each of Novartis and Alcon acknowledges that the data provided by the other will be provided in their current form and may be inaccurate, incomplete or contain errors. Neither Novartis nor Alcon shall have any Liability to the other Party in the event that any Information exchanged or provided pursuant to this Agreement is found to be inaccurate in the absence of wilful misconduct or Gross Negligence by the providing Party.

17.10                 Accounting and Reporting Cooperation.

Alcon and Novartis shall cooperate with each other (and shall procure that their respective Affiliates shall cooperate with each other) in order to enable each member of the Alcon Group and each member of the Novartis Group to comply with the financial reporting and other reporting obligations under Applicable Law, including:

(a)                                 until the end of the first full fiscal year occurring after the Distribution (and for a reasonable period of time afterwards as required by Applicable Law for Novartis to prepare consolidated financial statements or complete a financial statement audit for any period during which the financial results of the Alcon Group were consolidated with those of Novartis), Alcon shall use Commercially Reasonable Efforts to enable:

(i)                       Novartis’s management to assess the effectiveness of its disclosure controls and procedures and its internal control over financial reporting as required under Applicable Law;

(ii)                    Novartis’s auditors to timely complete their annual audit and quarterly reviews of financial statements; and

(iii)                 Novartis to meet its timetable for dissemination of its financial statements.

As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting:

(A)                               Alcon shall authorise and direct its auditors to make available to Novartis’s auditors, within a reasonable time prior to the date of Novartis’s auditors’ opinion or review report, both (x) the personnel who performed or will perform the annual audits and quarterly reviews of Alcon and (y) work papers related to such annual audits and quarterly reviews, to enable Novartis’s auditors to perform any procedures they consider reasonably necessary to take responsibility for the work of Alcon’s auditors as it relates to Novartis’s auditors’ opinion or report, and

(B)                               until all governmental and statutory audits are complete, Alcon shall provide reasonable access during normal business hours for Novartis’s auditors, counsel and other designated representatives to (x) the premises of the Alcon Group and all Information (and duplicating rights) within the knowledge, possession or control of the Alcon Group and (y) the officers and employees of the members of the Alcon Group, so that Novartis may conduct reasonable audits relating to the financial statements provided by the Alcon Group; provided, however, that such access shall not be unreasonably disruptive to the business and affairs of the Alcon Group.

(b)                                 Until the end of the first full fiscal year occurring after the Distribution (and for a reasonable period of time afterwards as required by Applicable Law), Novartis shall use Commercially Reasonable Efforts to enable:

(i)                       Alcon’s management to assess the effectiveness of its disclosure controls and procedures and its internal control over financial reporting as required under Applicable Law;

(ii)                    Alcon’s auditors to timely complete their annual audit and quarterly reviews of financial statements; and

(iii)                 Alcon to meet its timetable for dissemination of its financial statements and to enable.

As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting:

(A)                               Novartis shall authorise and direct its auditors to make available to Alcon’s auditors, within a reasonable time prior to the date of Alcon’s auditors’ opinion or review report, both (x) the personnel who performed or will perform the annual audits and quarterly reviews of Novartis and (y) work papers related to such annual audits and quarterly reviews, to enable Alcon’s auditors to perform any procedures they consider reasonably necessary to take responsibility for the work of Novartis’s auditors as it relates to Alcon’s auditors’ opinion or report, and

(B)                               until all governmental audits are complete, Novartis shall provide reasonable access during normal business hours for Alcon’s auditors, counsel and other designated representatives to (x) the premises of the Novartis Group and all Information (and duplicating rights) within the knowledge, possession or control of the Novartis Group and (y) the officers and employees of the members of the Novartis Group, so that Alcon may conduct reasonable audits relating to the financial statements provided by the Novartis Group; provided, however, that such access shall not be unreasonably disruptive to the business and affairs of the Novartis Group.

17.11                 Separation Date Balance Sheet.

(a)                                 Alcon shall provide such assistance as Novartis (or the auditors it appoints for such purposes) may reasonably request in order to allow Novartis (or the auditors it appoints for such purposes) to prepare an audited, stand-alone statutory balance sheet of Alcon as at the last day of the month immediately prior to the month in which the Distribution occurs (the Separation Balance Sheet), which shall be prepared in accordance with the methodologies and accounting principles used to prepare the Alcon Carve-out Balance Sheet and shall be delivered to both Alcon and Novartis as soon as reasonably practicable following the Distribution.

(b)                                 In respect of the preparation of the Separation Balance Sheet, any costs incurred by Alcon or Novartis (or their respective external auditors) in preparation and/or audit of the Separation Balance Sheet shall be borne by Novartis.

17.12                 General Information and Knowledge Sharing.

(a)                                 Subject to paragraph (b) below, for a period of one year after the Separation Date, Novartis shall use Commercially Reasonable Efforts during normal business hours to provide any information, Know-How, guidance and assistance reasonably requested by Alcon to the extent that such information, Know-How, guidance or assistance relates to the operation of the Alcon Business, in each case at Alcon’s expense.

(b)                                 Novartis shall not be obliged to provide any information, Know-How, guidance or assistance pursuant to paragraph (a) above if doing so would be likely to be unreasonably disruptive to the business and affairs of the Novartis Group.

(c)                                  Subject to paragraph (d) below, for a period of one year after the Separation Date, Alcon shall use Commercially Reasonable Efforts during normal business hours to provide any information, Know-How, guidance and assistance reasonably requested by Novartis to the extent that such information, Know-How, guidance or assistance relates to the operation of the Novartis Business, in each case at Novartis’s expense.

(d)                                 Alcon shall not be obliged to provide any information, Know-How, guidance or assistance pursuant to paragraph (c) above if doing so would be likely to be unreasonably disruptive to the business and affairs of the Alcon Group.

(e)                                  For the avoidance of doubt, this Clause 17.12 (General Information and Knowledge Sharing) shall not give either Party (or any member of their Group) any right to access any Books and Records of the other Party (or any member of its Group).

17.13                 Privilege and Litigation. Notwithstanding the forgoing or any of the provisions of the Agreement, neither Party shall be required to disclose any documents or communications protected by the attorney-client privilege, the work product doctrine or any other legal privilege if doing so would result in the loss of any applicable privilege or other protection. The rights conferred under the Agreement shall not affect in any manner either Party’s rights to discovery in any litigation and shall not create any rights for Third Parties to access the documents, employees or information of either Party.

18.                               INSURANCE

18.1                        No cover under the Insurance Arrangements from the Separation Date. Each Party agrees that with effect from the Separation Date:

(a)                                 Other than pursuant to this Clause 18 (Insurance), no member of the Alcon Group (including any Alcon Transferring Entity) shall have, or be entitled to, the benefit of any insurance policies of the Novartis Group in respect of any event, act or omission that takes place after the Separation Date and it shall be the sole responsibility of Alcon to ensure that adequate insurances are put in place in relation to the Alcon Business with effect from the Separation Date; and

(b)                                 Novartis shall not be required to maintain any Insurance Arrangements for the benefit of any Alcon Transferring Entity or in respect of any Alcon Transferring Asset.

18.2                        Run-off D&O Insurance.

(a)                                 Novartis shall use Commercially Reasonable Efforts to arrange, with effect from the Separation Date, run-off director and officer insurance coverage in respect of the directors, officers and other relevant individuals who were covered by Novartis director and officer insurance policies immediately prior to the Separation Date of each of Alcon and each Alcon Transferring Entity on such terms as may be agreed between Novartis and Alcon (the Run-Off D&O Insurance).

(b)                                 The cost of the Run-Off D&O Insurance shall be borne by Alcon.

18.3                        Post-Separation Claims Under the Run-off D&O Insurance.

(a)                                 Novartis shall use Commercially Reasonable Efforts, upon the request of Alcon, to pursue claims against the relevant insurers for recovery for any loss, liability or damage identified by Alcon that may be recoverable under the Run-off D&O Insurance, to the extent that the terms and conditions of the Run-off D&O Insurance provides coverage therefor.

(b)                                 Any claim by Novartis against the relevant insurers under the Run-off D&O Insurance shall be treated as an Affirmative Claim under the Third Party Claims and Investigations Management Agreement.

18.4                        General Insurance Provisions

(a)                                 This Agreement is not intended as an attempted assignment of any policy of insurance or as a Contract of insurance and shall not be construed to waive any right or remedy of any member of Novartis Group in respect of any Insurance Arrangement or any other Contract or policy of insurance.

(b)                                 Nothing in this Clause 18 (Insurance) shall limit Novartis’s ability to operate any policy of insurance of Novartis Group (including any Insurance Arrangement) for the benefit of the Novartis Business.

19.                               SEPARATION COMMITTEE

19.1                        Separation Committee. Prior to the Separation Date, the Parties shall establish a Separation Committee (the Separation Committee) that shall consist of an equal number of members from Novartis and Alcon. The Separation Committee shall be responsible for the overall monitoring and management all matters related to any of the transactions contemplated by this Agreement or any Ancillary Agreements. The Separation Committee shall have the authority to:

(a)                                 establish one or more subcommittees from time to time as it deems appropriate or as may be described in any Ancillary Agreements, with each such subcommittee comprised of one or more members of the Separation Committee or one or more employees of either Party or any of its Subsidiaries, and each such subcommittee having such scope of responsibility as may be determined by the Separation Committee from time to time;

(b)                                 delegate to any such committee any of the powers of the Separation Committee; and

(c)                                  to combine, modify the scope of responsibility of, and disband any such subcommittees, and to modify or reverse any such delegations.

19.2                        Separation Committee Procedures. The Separation Committee shall establish general procedures for managing the responsibilities delegated to it under this Clause 19 (Separation Committee), and may modify such procedures from time to time.  All decisions by the Separation Committee or any subcommittee thereof shall be effective only if mutually agreed by both Parties. The Parties shall utilise the procedures set forth in Clause 41 (Dispute Resolution) to resolve any matters as to which the Separation Committee is not able to reach a decision.

20.                               SWITCH RIGHTS

20.1                        Alcon Switch Rights. Novartis shall, and shall procure that the relevant members of the Novartis Group shall,  with effect from the Separation Date(1), grant to Alcon (for and on behalf of the Alcon Group) the right to (i) switch Patanol, Pataday, Patanase and/or Pazeo (and any product having substantially the same formula as any of the foregoing) from Prescription Products to Over-the-counter Products and (ii) to Develop, Manufacture and/or Commercialise Patanol, Pataday, Patanase and/or Pazeo (and any product having substantially the same formula as any of the foregoing) as an Over-the-counter Product in any jurisdiction (the Alcon Switch Rights), exercisable upon written notice by Alcon to Novartis in accordance with Clause 20.2 (Switch Process).

20.2                        Switch Process. If Alcon wishes to exercise its Alcon Switch Right in any jurisdiction:

(a)                                 Alcon shall give written notice of its request to Novartis (a Switch Notice);

(b)                                 if the jurisdiction in which Alcon wishes to exercise its Alcon Switch Right is the United States of America, the Switch Process shall commence from the date specified by Alcon in the Switch Notice;

(c)                                  if the jurisdiction in which Alcon wishes to exercise its Alcon Switch Right is outside of the United States of America:

(i)                       the Switch Process shall not commence unless and until Novartis gives its written consent (in its sole discretion) to Alcon’s request to initiate the Switch Process in the relevant jurisdiction; and

(ii)                    where consent is granted by Novartis pursuant to Clause 20.2(c)(i), the Switch Process shall commence from the date notified by Novartis in such notice; and

(d)                                 once the Switch Process has commenced in any jurisdiction:

(i)                       Alcon shall have control of the Switch Process, including preparing and submitting any application or registration information to the relevant Governmental Entity as necessary to obtain Marketing Authorisation to Commercialise  the relevant product as an Over-the-counter Product, provided that Alcon shall consult with Novartis in respect of such Switch Process and shall provide Novartis with drafts of any submissions to be sent to such Governmental Entity in relation to the Switch Process a reasonable period of time in advance of their submission and shall incorporate any such comments as may be reasonably required by Novartis on such documentation;

(ii)                    if the Switch Process results in the successful registration of a relevant product as an Over-the-counter Product:

(A)                               in jurisdictions where it is possible to sell the product (or any product having substantially the same formula as the product) simultaneously as a Prescription Product and as an Over-the-counter Product, Novartis shall retain the right to sell the product as a Prescription Product and Alcon shall have the right to sell the product as an Over-the-counter Product; and

(1)  Note: to the extent not already exercised by Alcon prior to the Separation Date.

(B)                               in jurisdictions where it is not possible to sell the product simultaneously as a Prescription Product and as an Over-the-counter Product, Alcon shall have the right to sell the product as an Over-the-counter Product and Novartis shall cease to sell the product; and

(iii)               the Parties shall negotiate in good faith to agree the terms of:

(A)                               a transitional agreement between Alcon and Novartis to govern (I) the Switch Process and the transfer (where applicable) of the Development, Manufacture and Commercialisation of the product to Alcon; (II) the transfer (where applicable) of any Marketing Authorisations to Alcon; and (III) any other actions reasonably required in order to give effect to the Alcon Switch Rights granted to Alcon pursuant to this Clause 20 (Switch Rights);

(B)                               if and to the extent reasonably required from a regulatory or safety perspective, an agreement governing the ongoing relationship between Novartis and Alcon (and the respective members of their Groups) in connection with interactions required between the Parties on regulatory and safety grounds for products that may be linked from a regulatory or safety perspective including as a result of (I) being sold under the same trademarks; (II) sharing the same active pharmaceutical ingredient(s); (II) relying on the same Marketing Authorisation Information controlled by the other Party; or (IV) relying on a Marketing Authorisation held by the other Party; and

(C)                               any amendments to the schedules to the Patent and Know-How Licence Agreement and/or Brand Licence Agreement such that, to the extent the Intellectual Property Rights are owned or controlled by Novartis as of the Separation Date and are necessary to give effect to the Alcon Switch Rights granted to Alcon pursuant to this Clause 20 (Switch Rights), then Novartis, subject to any encumbrances of, or contractual terms that relate to, any such Intellectual Property Rights, between Novartis and a Third Party from time to time (including all relevant Third Party royalty or other payment obligations to the extent that they relate to those Intellectual Property Rights in which case Alcon agrees to be responsible for any applicable royalty or other payment obligations to the relevant Third Party as if it were a party to the relevant contract or arrangement), shall grant such rights to Alcon on the terms of the Patent and Know-How Licence Agreement and/or the Brand Licence Agreement, as applicable, at no additional cost to Alcon.

21.                               PUURS

Puurs Sites

21.1                        Notice of a potential Puurs Transfer. Novartis and Alcon shall each procure that if the relevant member of its Group wishes to transfer, sell, or dispose of any right or interest in its Puurs Site (a Puurs Transfer), the entity intending to implement the Puurs Transfer (the Puurs Seller) shall first give the other Party, or a member of the other Party’s Group nominated by the other Party for such purposes, (the Puurs Continuing Party) notice of the proposed potential Puurs Transfer as soon as reasonably practicable after commencing negotiations (and in any event within 5 days after commencing negotiations) with the relevant third party purchaser (the Third Party Purchaser).

21.2                        Puurs ROLL Notice. Novartis and Alcon shall procure that before the Puurs Seller completes any Puurs Transfer to the Third Party Purchaser, the Puurs Seller shall first give the Puurs Continuing Party notice of the proposed Puurs Transfer (a Puurs Right of Last Look Notice), which shall include the purchase price and fully described terms and conditions of the proposed Puurs Transfer and the identity of the Third Party Purchaser. A Puurs Right of Last Look Notice shall be irrevocable.

21.3                        Puurs ROLL Exercise. Novartis and Alcon shall procure that on receipt of the Puurs Right of Last Look Notice, the Puurs Continuing Party shall have the right to buy the Puurs Seller’s Puurs Site at the price, and on substantially the same terms, set out in the Puurs Right of Last Look Notice by giving notice to the Puurs Seller within 30 days of receiving the Puurs Right of Last Look Notice.

21.4                        Third Party Puurs Transfer. Novartis and Alcon shall procure that if the Puurs Continuing Party does not exercise its right to buy under Clause 21.3 (Puurs ROLL Exercise) the Puurs Seller may only transfer the Puurs Seller’s Puurs Site to the Third Party Purchaser identified in the Puurs Right of Last Look Notice at the price and on substantially the same terms specified in the Puurs Right of Last Look Notice and not to a different Third Party Purchaser and/or at a different price or on different terms.

21.5                        Puurs Transfer Completion. Novartis and Alcon shall procure that the Puurs Continuing Party shall be bound to buy (and the Puurs Seller shall be bound to sell) the Puurs Seller’s Puurs Site on giving the Puurs Seller notice that it is exercising its right under Clause 21.3 (Puurs ROLL Exercise). In such event, completion of the sale and purchase of the Puurs Seller’s Puurs Site shall take place within 90 days of giving notice.

21.6                        Puurs Separation.

(a)                                 Alcon:

(i)                      shall have control of the implementation of the separation of the Alcon Puurs Site from the Novartis Puurs Site, and shall use Commercially Reasonable Efforts to implement such separation in order to achieve the outcomes, and the finished separation state, set out in the Puurs Separation Plan; and

(ii)                   shall (or shall procure that the relevant member of the Alcon Group shall) bear all capital expenditure paid or incurred by the Alcon Group or the Novartis Group (whether before, on, or after the Separation Date) in connection with such separation.

(b)                                 Novartis shall (or shall procure that the relevant member of the Novartis Group) shall cooperate reasonably with Alcon (or the relevant member of the Alcon Group) in order to effect the separation referred to in paragraph (a) above.

Innova Equipment Line

21.7                        Notice of a potential Innova Line Transfer. Novartis shall procure that if the relevant member of its Group wishes to transfer, sell, or dispose of any right or interest in the Innova Line (a Innova Line Transfer), the entity intending to implement the Innova Line Transfer (the Innova Line Seller) shall first give Alcon, or a member of the Alcon Group nominated by Alcon for such purposes, (the Innova Line Offeree) notice of the proposed potential Innova

Line Transfer as soon as reasonably practicable after commencing negotiations (and in any event within 5 days after commencing negotiations) with the relevant Third Party Purchaser.

21.8                        Innova Line ROLL Notice. Novartis shall procure that before the Innova Line Seller completes any Innova Line Transfer to the Third Party Purchaser, the Innova Line Seller shall first give the Innova Line Offeree notice of the proposed Innova Line Transfer (an Innova Line Right of Last Look Notice), which shall include the purchase price and fully described terms and conditions of the proposed Innova Line Transfer and the identity of the Third Party Purchaser. An Innova Line Right of Last Look Notice shall be irrevocable.

21.9                        Innova Line ROLL Exercise. Novartis and Alcon shall procure that on receipt of the Innova Line Right of Last Look Notice, the Innova Line Offeree shall have the right to buy the Innova Line at the price, and on substantially the same terms, set out in the Innova Line Right of Last Look Notice by giving notice to the Innova Line Seller within 30 days of receiving the Innova Line Right of Last Look Notice.

21.10                 Third Party Innova Line Transfer. Novartis and Alcon shall procure that if the Innova Line Offeree does not exercise its right to buy under Clause 21.9 (Innova Line ROLL Exercise) the Innova Line Seller may only transfer the Innova Line to the Third Party Purchaser identified in the Innova Line Right of Last Look Notice at the price and on substantially the same terms specified in the Innova Line Right of Last Look Notice and not to a different Third Party Purchaser and/or at a different price or on different terms.

21.11                 Innova Line Transfer Completion. Novartis and Alcon shall procure that the Innova Line Offeree shall be bound to buy (and the Innova Line Seller shall be bound to sell) the Innova Line on giving the Innova Line Seller notice that it is exercising its right under Clause 21.11 (Innova Line Transfer Completion). In such event, completion of the sale and purchase of the Innova Line shall take place within 90 days of giving notice.

22.                               BRAZIL SITE

22.1                        Notice of a potential Brazil Transfer. Novartis shall procure that if the relevant member of its Group wishes to transfer, sell, or dispose of any right or interest in the Novartis Brazil Site (a Brazil Transfer), the relevant member of the Novartis Group (the Brazil Seller) shall first give Alcon notice of the proposed potential Brazil Transfer as soon as reasonably practicable after commencing negotiations (and in any event within 5 days after commencing negotiations) with the relevant Third Party Purchaser.

22.2                        Brazil ROLL Notice. Novartis shall procure that before the Brazil Seller completes any Brazil Transfer to the Third Party Purchaser, the Brazil Seller shall first give Alcon notice of the proposed Brazil Transfer (a Brazil Right of Last Look Notice), which shall include the purchase price and fully described terms and conditions of the proposed Brazil Transfer and the identity of the Third Party Purchaser. A Brazil Right of Last Look Notice shall be irrevocable.

22.3                        Brazil ROLL Exercise. Novartis shall procure that on receipt of the Brazil Right of Last Look Notice, Alcon or any member the Alcon Group nominated by Alcon for such purposes (the Brazil Continuing Party) shall have the right to buy the Novartis Brazil Site at the price, and on substantially the same terms, set out in the Brazil Right of Last Look Notice by giving notice to the Brazil Seller within 30 days of receiving the Brazil Right of Last Look Notice.

22.4                        Third Party Brazil Transfer. Novartis shall procure that if the Brazil Continuing Party does not exercise its right to buy under Clause 22.3 (Brazil ROLL Exercise) the Brazil Seller may only transfer the Novartis Brazil Site to the Third Party Purchaser identified in the Brazil

Right of Last Look Notice at the price and on substantially the same terms specified in the Brazil Right of Last Look Notice and not to a different Third Party Purchaser and/or at a different price or on different terms.

22.5                        Brazil Transfer Completion. Alcon shall procure that the Brazil Continuing Party shall be bound to buy (and the Brazil Seller shall be bound to sell) the Novartis Brazil Site on giving the Brazil Seller notice that it is exercising its right under Clause 22.3 (Brazil ROLL Exercise). In such event, completion of the sale and purchase of the Novartis Brazil Site shall take place within 90 days of giving notice.

23.                               APL/NOAG INTERFACE

Novartis and Alcon shall use Commercially Reasonable Efforts to implement a systems interface between the SAP system of Alcon Pharmaceuticals Limited and the JDE system of Novartis Ophthalmics AG, in accordance with the plan agreed between Novartis and Alcon, the costs of which implementation shall be borne by Novartis.

24.                               WARRANTY AS TO CAPACITY

Each Party has obtained all corporate authorisations and (other than to the extent any such consent, license or authorisation constitutes a Global Condition) all other governmental, statutory, regulatory or other consents, licences or authorisations required to empower it to enter into and perform its obligations under this Agreement where failure to obtain them would adversely affect to a material extent such Party’s ability to enter into or perform its obligations under this Agreement.

25.                               WRONG POCKETS

25.1                        Non-transferred Assets. Subject to Clause 7 (Brazil), Clause 8 (Transferring Contracts), Clause 9 (Matters Governed Exclusively by Ancillary Agreements), Clause 17 (Access to Information; Books and Records), Schedule 2 (Transferring Contracts) and Schedule 3 (Brazil), and except as otherwise expressly provided for in this Agreement or any Ancillary Agreement, if, following the Separation Date:

(a)                                 any property, right or asset forming part of the Alcon Business (other than any property, right or asset expressly excluded from the Separation under this Agreement or any Ancillary Agreement) has not and should have been transferred to Alcon, or to another member of the Alcon Group, pursuant to this Agreement or any Ancillary Agreement or otherwise, Novartis shall use Commercially Reasonable Efforts to procure that all right, title and interest in such property, right or asset (and any related liability which is an Alcon Liability) is assigned and transferred to Alcon (or another member of the Alcon Group as Alcon may nominate reasonably acceptable to Novartis) as soon as practicable and at no cost to Alcon (or any member of its Group), and such member of the Alcon Group shall accept such transfer or assume such assignment in accordance with the terms of this Agreement. Pending such transfer and subject to Applicable Law, Novartis shall cause such property, right or asset to be held on trust and provide to Alcon or its designated assignee all of the benefits associated with such property, right or asset (in accordance with Schedule 2 (Transferring Contracts), if applicable); or

(b)                                 any property, right or asset forming part of the Novartis Business (other than any property, right or asset expressly excluded from the Separation under this Agreement or any Ancillary Agreement) has not and should have been transferred to Novartis, or to another member of the Novartis Group, pursuant to this Agreement or any Ancillary Agreement or otherwise, Alcon shall use Commercially Reasonable Efforts to procure that all right, title and interest in such property, right or asset (and any related liability which is a Novartis Liability) is assigned and transferred to Novartis (or another member of the Novartis Group as Novartis may nominate reasonably acceptable to Alcon) as soon as practicable and at no cost to Novartis (or any member of its Group), and such member of the Novartis Group shall accept such transfer or assume such assignment in accordance with the terms of this Agreement. Pending such transfer and subject to Applicable Law, Alcon shall cause such property, right or asset to be held on trust and provide to Novartis or its designated assignee all of the benefits associated with such property, right or asset.

25.2                        Incorrectly Transferred Assets. Subject to Clause 7 (Brazil), Clause 8 (Transferring Contracts), Clause 9 (Matters Governed Exclusively by Ancillary Agreements) and Clause 17 (Access to Information; Books and Records), Schedule 2 (Transferring Contracts) and Schedule 3 (Brazil), and except as otherwise expressly provided for in this Agreement or any Ancillary Agreement, if, following the Separation Date:

(a)                                 any property, right or asset not forming part of the Alcon Business (other than any property, right or asset expressly included in the sale under this Agreement or any Ancillary Agreement) is found to have and should not have been transferred to Alcon or another member of the Alcon Group pursuant to this Agreement or any Ancillary Agreement, Alcon shall transfer (or procure the transfer of) such property, right or asset as soon as practicable to the transferor or another member of the Novartis Group nominated by Novartis reasonably acceptable to Alcon at no cost to the Novartis Group; or

(b)                                 any property, right or asset not forming part of the Novartis Business (other than any property, right or asset expressly included in the sale under this Agreement or any Ancillary Agreement) is found to have and should not have been transferred to Novartis or another member of the Novartis Group pursuant to this Agreement or any Ancillary Agreement, Novartis shall transfer (or procure the transfer of) such property, right or asset as soon as practicable to the transferor or another member of the Alcon Group nominated by Alcon reasonably acceptable to Novartis at no cost to the Alcon Group.

25.3                        Timing of Wrong Pockets Transfer. Any transfer pursuant to this Clause 25 (Wrong Pockets) shall be treated by the Parties for all purposes as if it had occurred on the Separation Date, except as otherwise required by Applicable Law.

25.4                        Additional Asset Transfers. Subject to Clause 7 (Brazil), Clause 8 (Transferring Contracts), Clause 9 (Matters Governed Exclusively by Ancillary Agreements), Clause 17 (Access to Information; Books and Records), Schedule 2 (Transferring Contracts) and Schedule 3 (Brazil), and except as otherwise expressly provided for in this Agreement or any Ancillary Agreement, if either of the Parties identifies:

(a)                                 any property, right or asset that is an Alcon Transferring Asset or is Exclusively Related to the Alcon Business (other than any property, right or asset expressly excluded from the Separation under this Agreement or any Ancillary Agreement and excluding any Novartis Retained Asset) that has not been transferred to Alcon, or to another member of the Alcon Group, pursuant to this Agreement or any Ancillary Agreement or otherwise, or is held by a member of the Novartis Group after the Separation Date, then:

(i)                      the Parties shall use their respective Commercially Reasonable Efforts to procure that the holder of such property, right or asset shall be deemed to be an Alcon Asset Transferor for the purposes of this Agreement;

(ii)                   Alcon shall nominate a member of the Alcon Group (acceptable to Novartis, acting reasonably) as the Alcon Asset Transferee for such property, right or asset and such member of the Alcon Group shall be deemed to be an Alcon Asset Transferee for the purposes of this Agreement; and

(iii)                the provisions of Clause 25.1 (Non-transferred Assets) shall apply to such property, right or asset; or

(b)                                 any property, right or asset that is a Novartis Retained Asset or is Exclusively Related to the Novartis Business (other than any property, right or asset expressly excluded from the Separation under this Agreement or any Ancillary Agreement and excluding any Alcon Transferring Assets), that has not been transferred to Novartis, or to another member of the Novartis Group, pursuant to this Agreement or any Ancillary Agreement or otherwise, or is held by a member of the Alcon Group after the Separation Date, then:

(i)                      the Parties shall use their respective Commercially Reasonable Efforts to procure that the holder of such property, right or asset shall be deemed to be a Novartis Asset Transferor for the purposes of this Agreement;

(ii)                   Novartis shall nominate a member of the Novartis Group (acceptable to Alcon, acting reasonably) as the Novartis Asset Transferee for such property, right or asset and such member of the Novartis Group shall be deemed to be a Novartis Asset Transferee for the purposes of this Agreement; and

(iii)                the provisions of Clause 25.1 (Non-transferred Assets) shall apply to such property, right or asset.

25.5                        Compensation for Wrong Pockets Transfers. Following the transfer of any property, right or asset pursuant to this Clause 25 (Wrong Pockets) from any entity that is not party to a Local Separation Agreement, or where otherwise required under Applicable Law, Novartis (in respect of any property, right or asset transferred by any member of the Novartis Group) or Alcon (in respect of any property, right or asset transferred by any member of the Alcon Group) shall compensate the relevant member of its Group for the fair market value of such property, right or asset.

25.6                        Books and Records. For the avoidance of doubt, the provisions of this Clause 25 (Wrong Pockets) shall not apply to Books and Records, in respect of which the provisions of Clause 17 (Access to Information; Books and Records) shall apply.

25.7                        Wrong Pockets IP Licence

(a)                                 Except to the extent otherwise addressed in this Agreement or an Ancillary Agreement, if following the Separation Date Alcon identifies any Intellectual Property Rights owned or controlled by Novartis or a member of its Group as at the Separation Date that were used in the Alcon Business and have not been licensed to Alcon pursuant to the terms of the Patent and Know-How License Agreement or the Brand License Agreement, then Novartis shall use Commercially Reasonable Efforts to license or cause its relevant Group member to license the relevant Intellectual Property Rights to Alcon on the same terms as provided under the Patent and Know-How License

Agreement or the Brand License Agreement, as applicable, as soon as practicable and at no cost to Alcon.

(b)                                 Except to the extent otherwise addressed in this Agreement or an Ancillary Agreement, if following the Separation Date Novartis identifies any Intellectual Property Rights owned or controlled by Alcon or a member of its Group as at the Separation Date that were used in the Novartis Business and have not been licensed to Novartis pursuant to the terms of the Patent and Know-How License Agreement or the Brand License Agreement, then Alcon shall use Commercially Reasonable Efforts to license or cause its relevant Group member to license the relevant Intellectual Property Rights to Novartis on the same terms as provided under the Patent and Know-How License Agreement or the Brand License Agreement, as applicable, as soon as practicable and at no cost to Novartis.

26.                               FURTHER ASSURANCES

26.1                        Further Acts and Documents. Subject to the express limitations in this Agreement, each of the Parties shall, at such Person’s sole expense, perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by Applicable Law or as may be necessary or reasonably required to implement and give effect to this Agreement.

26.2                        Obligations of Agreement on Affiliates. Each of Novartis and Alcon shall procure that each member of its respective Group complies with all obligations under this Agreement which are expressed to apply to any such member.

26.3                        Ratification of Past Actions. On or prior to the Separation Date, Novartis and Alcon, in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that have been taken by the Parties (or any member of their Group) prior to the date of such ratification and/or which may be reasonably necessary or desirable to be taken by Alcon or any other Subsidiary of Novartis, as the case may be, after such date, in each case to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

27.                               TERMINATION

27.1                        Novartis Termination Right. This Agreement may be terminated by Novartis at any time, in its sole discretion, prior to the Distribution. In the event of any termination of this Agreement prior to the Distribution, neither Party (nor and of their respective Representatives) shall have any Liability or further obligation to the other Party under this Agreement or any Transaction Document.

27.2                        No Additional Termination Rights. Other than pursuant to Clause 27.1 (Novartis Termination Right), no Party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever (whether before or after the Separation and/or Distribution). This shall not exclude any liability for (or remedy in respect of) fraudulent misrepresentation.

28.                               CONFIDENTIALITY

28.1                        Confidentiality Obligation. Each of Novartis and Alcon shall, and shall procure that each member of their respective Groups shall, hold, and cause its Representatives to hold, in strict confidence and not release or disclose, with at least the same degree of care that Novartis applies to its own confidential and proprietary Information pursuant to policies in effect immediately prior to the Separation (but no less than a reasonable degree of care), all Information concerning the Alcon Business (in respect of the obligations of the members of the Novartis Group) or the Novartis Business (in respect of the obligations of the members of the Alcon Group) that is either in its possession (including Information in its possession prior to the Separation and including the Retained Records) or furnished by the other Group or its respective Representatives at any time pursuant to this Agreement or any Ancillary Agreement, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information is:

(a)                                 in the public domain through no fault of any member of the Novartis Group or the Alcon Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives,

(b)                                 lawfully acquired from other sources by any member of the Novartis Group or the Alcon Group, as applicable, or any of their respective Representatives, which sources are not themselves bound by a confidentiality obligation to the knowledge of Novartis or Alcon, as applicable;

(c)                                  independently generated without reference to any proprietary or confidential Information of the Novartis Group or the Alcon Group, as applicable, or

(d)                                 required to be disclosed by Applicable Law or the lawful requirements of any Governmental Entity; provided, however, that the Person required to disclose such Information shall give the applicable Person prompt, and to the extent reasonably practicable, prior notice of such disclosure and an opportunity to contest such disclosure and shall use Commercially Reasonable Efforts to cooperate, at the expense of the requesting Person, in seeking any reasonable protective arrangements requested by such Person.

28.2                        Exceptions to Confidentiality Obligation. Notwithstanding the foregoing, each of Novartis and Alcon (and the members of their respective Group) may release or disclose, or permit to be released or disclosed, any Information concerning the Alcon Business (in respect of the obligations of the members of the Novartis Group) or the Novartis Business (in respect of the obligations of the members of the Alcon Group):

(a)                                 to their respective Representatives who need to know such Information (who shall be advised of the obligations hereunder with respect to such Information) and

(b)                                 to any nationally recognised statistical rating organisation as it reasonably deems necessary, solely for the purpose of obtaining a rating of securities or other debt instruments upon normal terms and conditions; provided, however, that the Party whose Information is being disclosed or released to such rating organisation is promptly notified thereof.

29.                               ANNOUNCEMENTS

29.1                        No Announcement Without Approval. From and after the date of the Distribution, neither Party (nor any of their respective Affiliates) shall, without the prior written approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed), make any public announcement or other communication about or in connection with the subject matter of this Agreement (or any other Transaction Document) or the Alcon Business (in the case of Novartis) or the Novartis Business (in the case of Alcon) or any Covered Claims and

Investigations within the scope of clause 18.1 of the Third Party Claims and Investigations Management Agreement, or in relation to the Asia Investigation (or the matters that are the subject of the Asia Investigation or any Related Claim or Related Investigation (each as defined in the Asia JDA)), that contains any information, statement, fact or opinion that is not either (i) in the public domain prior to the date of this Agreement through no fault of any member of the Novartis Group or the Alcon Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives; or (ii) disclosed in the Listing Prospectus, the Registration Statement or any document publicly filed in connection therewith.

29.2                        Required Announcements. The restriction in Clause 29.1 (No Announcement Without Approval) shall not apply to the extent that the announcement or other communication is required by Applicable Law, any stock exchange or any regulatory or supervisory body or authority of competent jurisdiction. If this exception applies, Novartis or Alcon (as applicable) shall, in advance of the announcement or other communication being made by the relevant Party, use its Commercially Reasonable Efforts to consult in good faith with the other Party in advance as to the form, content and timing of such announcement or other communication and to take into account any reasonable comments of the other Party in respect of such announcement or other communication.

30.                               ASSIGNMENT

30.1                        No Assignment Without Consent. Unless Novartis and Alcon agree in writing, no Person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this Clause 30 (Assignment) shall be void.

30.2                        No Increased Liabilities. If an assignment is made in accordance with this Clause 30 (Assignment), the liabilities of the members of the Novartis Group to the Alcon Group, and the Alcon Group to the Novartis Group, as applicable, under this Agreement shall be no greater than such liabilities would have been if the assignment had not occurred.

31.                               COSTS

31.1                        Legal and Financial Advisor Fees. Novartis shall bear all fees, charges and other expenses payable to any legal counsel or financial advisor appointed by Novartis in relation to the Separation and/or the Distribution, including all fees, charges and other expenses payable to Freshfields Bruckhaus Deringer LLP, Cravath, Swaine & Moore LLP, Bär & Karrer AG, Hogan Lovells LLP, Bank of America Merrill Lynch, and UBS Group AG.

31.2                        Costs. Subject to Clause 31.1 (Legal and Financial Advisor Fees) and except as otherwise provided in this Agreement or any Ancillary Agreement or as otherwise agreed in writing between the Parties, Novartis and Alcon shall each be responsible for its own costs, charges and other expenses (including those of members of their respective Groups) incurred in connection with the Separation and the Distribution.

32.                               NOTICES

32.1                        Form of Notice. Any notice to be given in connection with this Agreement shall be in writing in English and signed by or on behalf of the Party giving it (in the case of notice by e-mail, a notice signed electronically or a scanned copy of a signed original notice shall suffice). It shall be delivered by hand, registered post, e-mail or courier using an internationally recognised courier company. Any notice to Novartis shall be deemed notice to all members of Novartis Group, and any notice to Alcon shall be deemed notice to all members of Alcon Group.

32.2                        Effectiveness of Notice. A notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery, if delivered by hand, registered post or courier, or at the time of transmission if delivered by e-mail (subject to confirmation or evidence of receipt). Where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.

32.3                        Notice Details. The addresses and e-mail addresses of the Parties for the purpose of Clause 32.1 (Form of Notice) are:

Novartis and each member of the Novartis Group	For the attention of: Head of Legal Transactions, Novartis AG Novartis AG Lichtstrasse 35, 4056 Basel, Switzerland augusto.lima@novartis.com

Alcon and each member of the Alcon Group	For the attention of: General Counsel Alcon Inc. Rue Louis-d’Affry 6, 1701 Fribourg, Switzerland royce.bedward@alcon.com

32.4                        Change of Notice Details. Novartis and Alcon shall each notify the other Party in writing of a change to its details in Clause 32.3 (Notice Details) from time to time.

33.                               CONFLICT WITH OTHER AGREEMENTS

Subject to Clauses 4.2 (Inconsistencies with Local Separation Agreements) and 9.2 (Ancillary Agreement Conflicts), if there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail (as between the parties to this Agreement and as between any members of the Novartis Group and any members of the Alcon Group) unless (i) such other agreement expressly states that it overrides this Agreement in the relevant respect and (ii) Novartis and Alcon are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect.

34.                               WHOLE AGREEMENT

34.1                        In this Clause 34 (Whole Agreement) the Transaction Parties shall mean Novartis, Alcon and each Alcon Asset Transferor, Alcon Asset Transferee, Alcon Share Transferor, Alcon Share Transferee, Novartis Asset Transferor, Novartis Asset Transferee, Novartis Share Transferor and Novartis Share Transferee, and each of them shall be a Transaction Party.

34.2                        This Agreement and the other Transaction Documents together set out the whole agreement between the Transaction Parties in respect of the Separation and the Distribution and supersede any previous draft, agreement, arrangement or understanding, whether in writing or not, relating to the Separation and/or the Distribution. It is agreed that:

(a)                                 no Transaction Party has relied on or shall have any claim or remedy arising under or in connection with any statement, representation, warranty or undertaking made by or on behalf of any other Transaction Party (or any of its Representatives) in relation to the Separation and/or the Distribution that is not expressly set out in this Agreement or any other Transaction Document;

(b)                                 except as expressly set out in this Agreement or any other Transaction Document, no Party is: (i) representing or warranting to any other Party in any way as to (A) the Alcon Transferring Entities, Alcon Transferring Assets, Novartis Transferring Entities, Novartis Transferring Assets, Alcon Liabilities or Novartis Liabilities; (B) any approvals or notifications required in connection therewith or otherwise in connection with this Agreement; or (C) the value or freedom from any security interests of, or any matter concerning, any assets of such Transaction Party; (D) the absence or presence of any defences to or right of setoff against or freedom from counterclaim with respect to any proceeding or other asset, including any accounts receivable, of any Transaction Party; or (E) the legal sufficiency of any Local Separation Agreement or other conveyance and assumption instruments or any other ancillary agreement to convey title to any asset or thing of value upon the execution, delivery and filing of such conveyance and assumption instruments or such other ancillary agreements; or (ii) making any other representations or granting any warranties, express or implied, either in fact or by operation of law, by statute or otherwise;

(c)                                  any terms or conditions implied by Applicable Law in any jurisdiction in relation to the Separation and/or the Distribution are excluded to the fullest extent permitted by Applicable Law or, if incapable of exclusion, any right or remedies in relation to them are irrevocably waived;

(d)                                 the only right or remedy of any Transaction Party in relation to any provision of this Agreement or any other Transaction Document shall be for breach of this Agreement or the relevant Transaction Document;

(e)                                  except for any liability in respect of a breach of this Agreement or any other Transaction Document, no Transaction Party (or any of its Representatives) shall owe any duty of care or have any liability in tort or otherwise to any other Transaction Party (or its respective Representatives) in relation to the Separation and/or the Distribution; and

(f)                                   each Transaction Party hereby waives (and shall procure that each of its Affiliates shall waive) any requirement for compliance with the requirements and provisions of any “bulk-sale” or “bulk transfer” Applicable Laws of any jurisdiction that may otherwise be applicable with respect to the Separation and/or the Distribution.

34.3                        The remedies in this Agreement shall be in lieu of, and not in addition to, the remedies provided for under Applicable Law. In particular, and without limitation to the foregoing, each Party hereby explicitly waives the right of contract rescission under articles 23 et seq. and 205 CO.

34.4                        Each Transaction Party agrees to the terms of this Clause 34 (Whole Agreement) on its own behalf and as agent for each of its Representatives.

35.                               WAIVERS, RIGHTS AND REMEDIES

Except as expressly provided in this Agreement, no failure or delay by any Party in exercising any right or remedy relating to this Agreement or any of the Transaction Documents shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

36.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.

37.                               VARIATIONS

No amendment of this Agreement (or of any other Transaction Document) shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to it.

38.                               INVALIDITY

Each of the provisions of this Agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use Commercially Reasonable Efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

39.                               NO THIRD PARTY ENFORCEMENT RIGHTS

A Person who is not a Party to this Agreement shall have no right under any statutory provision to enforce any of its terms.

40.                               GOVERNING LAW

40.1                        Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, the substantive laws of Switzerland (excluding its rules on conflict of laws and excluding the UN Convention on Contracts for the International Sale of Goods).

41.                               DISPUTE RESOLUTION

41.1                        This Clause 41 (Dispute Resolution) shall apply to any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, including, without limitation, any dispute relating to the existence, validity or termination of this Agreement (each, a Dispute).

41.2                        Before entering into any arbitration pursuant to Clauses 41.4 , a Party shall give written notice of a Dispute to the other Party (a Dispute Notice). The Dispute Notice shall:

(a)                                 state that it is a Dispute Notice being submitted pursuant to this Clause 41 (Dispute Resolution);

(b)                                 identify the Dispute in sufficient detail to allow the Party receiving the Dispute Notice to understand reasonably the nature of the Dispute; and

(c)                                  set out any steps taken by that Party or its Affiliates to resolve it.

41.3

(a)                                 Upon receipt of a Dispute Notice, each Party shall refer the Dispute to its Group General Counsel (or, if they are not reasonably available during the relevant period, their appointed alternate, who shall be of sufficient seniority within the relevant Party and have authority to be able to reach a resolution of the Dispute) and the two Group General Counsel shall attempt in good faith to settle the Dispute by means of an appropriate written agreement setting out the terms on which the Dispute is resolved within twenty (20) Business Days of the date of receipt of the Dispute Notice (the Resolution Period). The time limit specified in this Clause 41.3 may be extended by the written agreement of the Parties.

(b)                                 Notwithstanding the foregoing, either Party may, at any time, seek interim or provisional relief, whether from an emergency arbitrator appointed and acting in accordance with the LCIA Rules, a tribunal constituted under the LCIA Rules and/or from a national court of competent jurisdiction, in advance of or in aid of the arbitration proceedings contemplated by Clause 41.4.

41.4                        If the Parties do not conclude a binding written agreement settling the Dispute within the Resolution Period, either Party shall be entitled to refer the Dispute to be finally resolved by arbitration. In those circumstances, the Parties agree that:

(a)                                 the arbitration shall be conducted in accordance with the LCIA Arbitration Rules in effect at the date of this Agreement (the LCIA Rules);

(b)                                 the tribunal shall comprise three arbitrators, with one arbitrator selected by each Party and the chairperson selected by the LCIA Court. The chairperson shall not be of Swiss or American nationality;

(c)                                  the seat of arbitration shall be London;

(d)                                 the written and spoken language to be used in the arbitral proceedings shall be English; and

(e)                                  the award of the arbitral tribunal shall be final and binding upon the parties and judgment may be entered on an award in any court of competent jurisdiction.

41.5                        Where the Dispute relates to or is in any way connected with any dispute referred to arbitration under any other Ancillary Agreement (other than the Asia JDA), either Party may apply to the LCIA Court at any time before the tribunal is fully constituted in either arbitration requesting that the two arbitrations be consolidated and the Parties hereby agree that in such circumstances the arbitrations are to be consolidated by the LCIA Court. In the event of consolidation, the Parties agree that the consolidated arbitration shall be conducted under the LCIA Rules in accordance with Clause 41.4.

41.6                        The Parties agree that any settlement discussions and communications or negotiations in connection with the proposed resolution of a Dispute are without prejudice to the Parties’ positions, are to be kept confidential, and shall not be used or submitted in any arbitration or other legal proceeding between the Parties for any purpose. For the avoidance of doubt, this

Clause 41.6 shall not affect a Party’s right to submit and rely on any correspondence marked “without prejudice save as to costs” for the purpose of the tribunal’s determination on costs.

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

1.                                      Definitions. In this Agreement, the following words and expressions shall have the following meanings:

Accounts Payable means the Alcon Accounts Payable and/or the Novartis Accounts Payable, as applicable;

Accounts Receivable means the Alcon Accounts Receivable and/or the Novartis Accounts Receivable, as applicable;

Affiliates means, in respect of Novartis, each member of the Novartis Group and, in respect of Alcon, each member of the Alcon Group;

Agreed Form means, in relation to a document, the form of that document which has been initialled on the date of this Agreement for the purpose of identification by or on behalf of both of the Parties (in each case with such amendments as may be agreed in writing by or on behalf of both of the Parties);

Agreement means this separation and distribution agreement;

Alcon Accounts Payable means all amounts payable at the Separation Date in respect of trade creditors by the relevant Alcon Asset Transferor to the extent Exclusively Related to the Alcon Business (excluding, in any event, any Intercompany Accounts or payables arising in respect of any Intercompany Arrangements, payments in advance, trade bills recoverable, suppliers’ prepayments and accrued revenue);

Alcon Accounts Receivable means all amounts receivable at the Separation Date in respect of trade debtors by the relevant Alcon Asset Transferor to the extent Exclusively Related to the Alcon Business (excluding, in any event, any Intercompany Accounts or receivables arising in respect of any Intercompany Arrangements, payments in advance, trade bills recoverable, suppliers’ prepayments and accrued revenue);

Alcon Asset Transferees means the members of the Alcon Group set out in Column 3 of Part C (Alcon Transferring Assets) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute an Alcon Asset Transferee (including pursuant to Clause 25.4 (Additional Asset Transfers);

Alcon Asset Transferors means the members of the Novartis Group set out in Column 1 of Part C (Alcon Transferring Assets) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute an Alcon Asset Transferor (including pursuant to Clause 25.4 (Additional Asset Transfers);

Alcon Business means the worldwide ophthalmic surgical, over-the-counter vision care and contact lens care and contact lens businesses conducted at any time prior to the Separation Date by either Party or any of their respective Affiliates, or on or after the Separation Date by any member of the Alcon Group, including the research, Development, Manufacture, or Commercialisation of Alcon Products but excluding the Novartis Products;

Alcon Business Contracts means, in relation to each Alcon Asset Transferor, all the Contracts that are Exclusively Related to the Alcon Business and entered into by or on behalf of, or the benefit of which is held on trust for or has been assigned to, that Alcon Asset Transferor prior to the Separation Date which in any case are outstanding or in respect of which the Alcon Asset Transferor has any rights, liabilities, claims, benefits or obligations as at the Separation Date;

Alcon Business Permits means all Permits issued to an Alcon Asset Transferor that are Exclusively Related to the Alcon Business other than Marketing Authorisations;

Alcon Carve-out Balance Sheet means the pro forma consolidated balance sheet of Alcon as at 31 December 2018 included in the Registration Statement and the Listing Prospectus;

Alcon Group means (a) Alcon; (b) each Person that following completion of the Distribution will be, or will become, a direct or indirect Subsidiary of Alcon; and (c) each other Person that becomes a direct or indirect Subsidiary of Alcon at any time after the Distribution;

Alcon Indirect Transferring Entities means each Person listed in Column 1 of Part B (Alcon Indirect Transferring Entities) of Exhibit 1 (Transferors and Transferees);

Alcon Intragroup Credit Support Instruments means any Credit Support Instrument provided by a member of the Novartis Group for the benefit of any member of the Alcon Group;

Alcon Inventory means, in relation to each Alcon Asset Transferor, all inventories, wherever located, including the raw materials, stocks, work-in-progress, semi-finished and finished Alcon Products, API, packaging and labelling material of the relevant Alcon Asset Transferor, in each case, that are Exclusively Related to the Alcon Business, as of the Separation Date, but excluding any such inventories:

(a)                                 that are to be supplied, or that are to be used in the Manufacture of products to be supplied, by the Novartis Group to the Alcon Group pursuant to the Manufacturing and Supply Agreements;

(b)                                 any Shared Chemical/API Products (as defined in the Manufacturing and Supply Agreements);

(c)                                  that are finished products and necessary for the Novartis Group to provide services under the Transitional Distribution and Services Agreement; or

(d)                                 that are to be supplied to a Third Party pursuant to a Contract with a contract manufacturing organisation (other than the Novartis Group) that has not been assigned at the Separation Date to the Alcon Group;

Alcon IT Assets means the information technology equipment and assets listed as to be owned by the Alcon Group following the Separation in the Agreed Form IT Assets List;

Alcon Liabilities means:

(a)                                 all Liabilities included or reflected on the Alcon Carve-out Balance Sheet or any notes or subledgers thereto, it being understood that:

(i)                      the Alcon Carve-out Balance Sheet and the notes and subledgers thereto shall be used to determine the types of, and methodologies used to determine, those Liabilities that are included in the definition of Alcon Liabilities pursuant to this paragraph (a); and

(ii)                   the amounts set forth on the Alcon Carve-out Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of Alcon Liabilities pursuant to this paragraph (a);

(b)                                 all other Liabilities that are incurred or accrued by any member of the Alcon Group or the Novartis Group after the date of the Alcon Carve-out Balance Sheet that are of a nature or type that would have resulted in such Liabilities being included as Liabilities on a carve-out combined balance sheet of Alcon or any notes or subledgers thereto as of the date of the Alcon Carve-out Balance Sheet (were such balance sheet, notes or subledgers to be prepared on a basis consistent with the determination of the Liabilities included on the Alcon Carve-out Balance Sheet or any notes or subledgers thereto), it being understood that

(i)                      the Alcon Carve-out Balance Sheet and the notes and subledgers thereto shall be used to determine the types of, and methodologies used to determine, those Liabilities that are included in the definition of Alcon Liabilities pursuant to this paragraph (b); and

(ii)                   the amounts set forth on the Alcon Carve-out Balance Sheet with respect to any Liabilities shall not be treated as minimum amounts or limitations on the amount of such Liabilities that are included in the definition of Alcon Liabilities pursuant to this paragraph (b);

(c)                                  all other Liabilities to the extent relating to, arising out of, or resulting from, the Alcon Business regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or after the Separation Date, regardless of where or against whom such Liabilities are asserted or determined (including any such Liabilities arising out of claims made by Novartis’s or Alcon’s respective Affiliates or by Representatives of Novartis or Alcon or their respective Affiliates against either Party or any of its Affiliates) or whether asserted or determined prior to, at or after the Separation Date, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of any Applicable Law, fraud, misrepresentation or otherwise by either Party or any member of its Group or any of their respective Representatives, including:

(i)                      all Liabilities to the extent relating to, arising out of, or resulting from, the operation or conduct of the Alcon Business as conducted by any member of the Novartis Group or the Alcon Group at any time prior to, on or after the Separation Date (including any Liability to the extent relating to, arising out of or resulting from any act or failure to act by any Representatives of any applicable member of the Novartis Group or the Alcon Group (whether or not such act or failure to act is or was within such Person’s authority), to the extent such act or failure to act relates to the Alcon Business);

(ii)                   all Liabilities to the extent relating to, arising out of, or resulting from, the Alcon Transferring Assets (including all Liabilities arising under the Alcon Business Contracts and the Alcon Part of any Shared Contract);

(iii)               all Liabilities for claims made by Third Parties, or the directors, officers, employees, agents of any member of the Alcon Group or the Novartis Group against either Party or any of its Subsidiaries to the extent relating to, arising out of or resulting from the Alcon Business or the Alcon Transferring Assets);

(iv)               subject to and in accordance with Clause 11 (Accounts Payable and Receivable), the burden of all Alcon Accounts Payable;

(v)                  any product liability claims or other claims of third parties, including any and all product liabilities, whether such product liabilities are known or unknown, contingent or accrued prior to, at or after the Separation Date, to the extent related to any Alcon Product or any other product Commercialised by the Alcon Group after the Separation Date;

(vi)               any Liabilities (including any environmental Liabilities) relating to, arising out of, or resulting from, the Alcon Properties, arising prior to, on, or after the Separation Date;

(vii)            without prejudice to the terms of the Manufacturing and Supply Agreements, all Liabilities to the extent relating to, arising out of or resulting from the Manufacture of Alcon Products by any member of the Alcon Group or, prior to the Separation Date, any member of the Novartis Group, it being understood that in determining the extent to which, a particular Liability relates to, arises out of, or results from, the Alcon Business (including the extent to which any Liability should be apportioned to the Alcon Business), the methodologies used to determine the Liabilities included in the Alcon Carve-out Balance Sheet and the notes and subledgers thereto and, if not covered therein, the accounting principles set-out in the Novartis Accounting Manual shall apply;

(d)                                 all other Liabilities that are expressly listed, scheduled or otherwise described by this Agreement or any Ancillary Agreement as Liabilities to be assumed by or allocated to any member of the Alcon Group;

(e)                                  any breach by Alcon or any member of the Alcon Group of this Agreement or any Ancillary Agreement; and

(f)                                   all Liabilities to the extent relating to, arising out of, or resulting from, the Listing Prospectus and/or the Registration Statement, including the preparation and publication thereof and including any and all Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, with respect to all information contained in the Listing Prospectus and/or the Registration Statement, in each case except for Liabilities referred to in paragraph (d) of the definition of Novartis Liabilities, in each case, excluding any Liabilities in respect of which Novartis agrees to indemnify Alcon (and each member of the Alcon Group) pursuant to Clause 14 (Asia Investigation);

Alcon Part means the relevant part of a Shared Contract that is Exclusively Related to the Alcon Business;

Alcon Products means:

(a)                                 any contact lens or contact lens care product, including those products listed under part 1 (Vision Care) of the “Alcon” tab of the Products List and any product having substantially the same formula as any of them;

(b)                                 any ophthalmic surgical products, including those products listed under part 2 (Surgical (incl. Diagnostics)) of the “Alcon” tab of the Products List and any product having substantially the same formula as any of them;

(c)                                  any other products listed under part 3 (Dry Eye & Ocular Health), Part 4 (Viscoelastics) or Part 5 (R&D and Clinical Trials) of the “Alcon” tab of the Products List and any product having substantially the same formula as any of them;

(d)                                 any other ophthalmic or vision care product that is, as of the date of this Agreement or at any time prior, lawfully Commercialised as an Over-the-counter Product in the United States of America by either Party or any of their respective current or historic Affiliates, and any product having substantially the same formula as any of them and that is or has been Commercialised as an Over-the-counter Product in the United States of America by either Party or any of their respective current or historic Affiliates (in which case, such product shall constitute an Alcon Product in all jurisdictions), in each case other than any product included within paragraphs (a), (b) or (c) of the definition of Novartis Products;

Alcon Properties means the real estate, freehold and/or leasehold properties listed as properties to be owned by the Alcon Group following the Separation in the Agreed Form Properties List;

Alcon Puurs Site means the land and buildings located at Rijksweg 14 and Lichterveld 3, 2870 Puurs, Belgium, known in the land registry as sections D, number D 1033 A P0000;

Alcon Retained Assets has the meaning given in Clause 3.2 (The Alcon Retained Assets);

Alcon Retained Records means the Retained Records that relate to the Alcon Business and will be held by the Novartis Group after the Separation Date, in accordance with the Books and Records Plan;

Alcon Share Transferees means the members of the Alcon Group set out in Column 3 of Part A (Alcon Transferring Entities) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute an Alcon Share Transferee;

Alcon Share Transferors means the members of the Novartis Group set out in Column 1 of Part A (Alcon Transferring Entities) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute an Alcon Share Transferor;

Alcon Switch Rights has the meaning given in Clause 20.1 (Alcon Switch Rights);

Alcon Third Party Credit Support Instruments means any Credit Support Instrument provided by a member of the Novartis Group for the benefit of any Third Party to the extent relating to (i) obligations of any member of the Alcon Group; or (ii) any Alcon Liabilities;

Alcon Transferring Assets has the meaning given in Clause 2.1 (The Alcon Transferring Assets);

Alcon Transferring Books and Records Books and Records that are related to the Alcon Business and that are owned or in the possession of the Novartis Group and which will be transferred to Alcon or another member of the Alcon Group prior to, on or after the Separation Date, as identified in the Books and Records Plan;

Alcon Transferring Entity means each Person listed in Column 2 of Part A (Alcon Transferring Entities) of Exhibit 1 (Transferors and Transferees);

Alcon Transferring Marketing Authorisations means Marketing Authorisations with respect to the Alcon Products held by members of the Novartis Group, as listed in schedule 2 (MAs to be Transferred from the Novartis Group to the Alcon Group) of the MA Transfer Agreement;

Ancillary Agreements means:

(a)                                 the Employee Matters Agreement;

(b)                                 the Transitional Services Agreement;

(c)                                  the Tax Matters Agreement;

(d)                                 the Intellectual Property Agreements;

(e)                                  the Manufacturing and Supply Agreements Agreement and the Agreed Form agreements referred to therein;

(f)                                   the Transitional Distribution and Services Agreement and the Promotional Services Agreement;

(g)                                  the Pharmacovigilance Agreement and the Pharmacovigilance Services Agreement;

(h)                                 the Quality Agreements;

(i)                                     the Third Party Claims and Investigations Management Agreement and Asia JDA;

(j)                                    the Information Access Agreement; and

(k)                                 the MA Transfer Agreement;

Applicable Law means any of the following to the extent the applicable Person is subject thereto: (a) supra-national, federal, national, state, municipal or local statute, law, ordinance, regulation, rule, code, Order or other requirement or rule of law or legal process (including common law); (b) any rule or requirement of any national securities exchange, or (c) any rule or requirement of governmental regulatory authority or agency responsible for the grant of approval, clearance, qualification, licensing or permitting of any aspect of research, Development, Manufacture, or Commercialisation of the Alcon Products or the Novartis Products;

Artwork means any paintings, sculptures or other pieces of art;

Asia Investigation means the investigation being conducted by the DOJ and the Commission pursuant to which the following subpoenas or voluntary requests have been issued:

(a)                                 the Grand Jury subpoena dated 8 May 2017 addressed to Alcon Inc, c/o Morrison & Foerster LLP (2017R00136-12);

(b)                                 the Commission subpoena dated 8 May 2017 addressed to Alcon Laboratories Holdings Corp in the Matter of Novartis AG, HO-13265;

(c)                                  the Commission subpoena dated 8 May 2017 addressed to Alcon Laboratories, Inc in the Matter of Novartis AG, HO-13265;

(d)                                 the voluntary request from the Commission dated 8 May 2017 addressed to Novartis AG in the Matter of Novartis AG, HO-13265;

(e)                                  the Grand Jury subpoena dated 21 June 2017 addressed to Alcon Inc, c/o Gibson, Dunn & Crutcher LLP (2017R00136-39); and/or

(f)                                   the voluntary request from the DOJ dated 5 July 2017 addressed to Gibson, Dunn & Crutcher LLP re Novartis International AG/Alcon Inc,

but only to the extent to which that investigation relates to certain business practices and/or conduct which occurred between 1 January 2006 and the Separation Date and which occurred in any of Australia, Bangladesh, China, India, Indonesia, Japan, Malaysia, Myanmar, Pakistan, the Philippines, Russia, Singapore, Korea, Sri Lanka, Taiwan, Thailand and Vietnam;

Asia Investigation Costs means any legal fees, disbursements, costs and expenses incurred by either Party or its Affiliates in the course of the investigation, defense, management or settlement of the Asia Investigation, including, without limitation, court costs, external advisers’ costs and in-house legal costs and management time, but excluding any Monetary Penalty or other damages, awards, settlement sums, penalties or fines;

Asia JDA means the Common Interest and Joint Defence Agreement entered into by the Parties in relation to the Asia Investigation on or about the date of this Agreement;

Asset Sale Jurisdiction means a jurisdiction in which (i) an Alcon Asset Transferor transfers Alcon Transferring Assets to an Alcon Asset Transferee; or (ii) a Novartis Asset Transferor transfers Novartis Transferring Assets to a Novartis Asset Transferee;

Books and Records means books, ledgers, files, databases, documents, reports, plans, records, manuals, company seals, minute books, charter documents, stock or equity record books and other materials (in any form or medium);

Books and Records Plan means the Books and Records Plan in the Agreed Form;

Brand Licence Agreement means the brand licence agreement entered into between Alcon and Novartis on or about the date of this Agreement;

Brazil Continuing Party has the meaning given in Clause 22.3 (Brazil ROLL Exercise);

Brazil Right of Last Look Notice has the meaning given in Clause 22.2 (Brazil ROLL Notice);

Brazil Seller has the meaning given in Clause 22.1 (Notice of a potential Brazil Transfer);

Brazil Separation Plan means the workplan relating to the separation of the Brazilian Alcon Business in the Agreed Form;

Brazil Transfer has the meaning given in Clause 22.1 (Notice of a potential Brazil Transfer);

Business Day means a day, other than a Saturday or Sunday or public holiday in Switzerland or the United States, on which banks are open in in Basel, Fribourg, Geneva, Zurich and New York City for general commercial business;

Business Information means, in respect of each of the Novartis Group and Alcon Group:

(a)                                 the information in Books and Records in each of the following categories:

(i)                      Commercial Information;

(ii)                   Employee Information;

(iii)                Financial Information;

(iv)               Manufacturing Information;

(v)                  Marketing Authorisation Information;

(vi)               Medical Information; and

(b)                                 any other information in Books and Records Exclusively Related to the Novartis Business or the Alcon Business,

Cash Settlement Plan means the Agreed Form cash settlement plan;

Claim means any claim arising under or in relation to this Agreement, including any claim in respect of a breach of any covenant or obligation contained in this Agreement;

Claim Notice has the meaning given in Clause 16.2(a);

Claimant Party has the meaning given in Clause 16.2(a);

CO means the Swiss Code of Obligations (SR 220);

Commercial Information means information that relates to the Commercialisation of Alcon Products or Novartis Products, as applicable;

Commercialise means to promote, market, distribute, sell and/or otherwise commercialise a product, and Commercialising and Commercialisation shall be construed accordingly;

Commercially Reasonable Efforts to achieve a result means the taking of such steps in the power of the obligated Party which a determined and reasonable person desirous of achieving the result would take, mindful of the chances of achieving the desired result, taking account of all relevant commercial considerations and without any requirement to sacrifice its own commercial interest. Without limitation, the use of Commercially Reasonable Efforts may include making available employees, making payments and/or bringing a legal claim;

Commission means the United States Securities and Exchange Commission;

Continuing Intercompany Arrangements means the Intercompany Arrangements listed in Exhibit 4 (Continuing Intercompany Arrangements) and any other Intercompany Arrangements which Novartis and Alcon may agree in writing should constitute Continuing Intercompany Arrangements;

Contract means any binding contract, agreement, instrument, lease, licence or commitment, together with amendments, modifications and supplements thereto, excluding any contract with any Employee;

Contract Transferee’s Parent has the meaning given in Paragraph 1.6 (Third Party Consents Not Obtained Prior to Commence of Separation) of Schedule 2 (Transferring Contracts)

Contract Transferor’s Parent has the meaning given in Paragraph 1.6 (Third Party Consents Not Obtained Prior to Commence of Separation) of Schedule 2 (Transferring Contracts)

Credit Support Instrument means any guarantee, covenant, indemnity, surety bond, letter of credit or similar assurance or credit support;

Defendant Party has the meaning given in Clause 16.2(a);

Development means, with respect to any Product, any research, pre-clinical or non-clinical testing, clinical studies, chemistry manufacturing controls (CMC), quality, statistical analysis or report writing, and related development and regulatory activities associated therewith, and Develop and Developed shall be construed accordingly;

Dispute has the meaning given in Clause 41 (Dispute Resolution);

Dispute Notice has the meaning given in Clause 41 (Dispute Resolution);

Distribution has the meaning given in Recital J;

Distribution Steps Plan means the steps plan prepared in respect of the Distribution and set-out in Exhibit 3 (Distribution Steps Plan);

DOJ has the meaning given in Clause 14 (Asia Investigation);

Employee Benefits means any employee benefits payable to or in respect of any current or former employee of Novartis, Alcon or any of their respective Affiliates, including any post-employment benefits or other long-term employee benefits;

Employee Information means information relating to Employees;

Employee Matters Agreement means the employee matters agreement entered into between Novartis and Alcon on or about the date of this Agreement;

Employees any current or former employee of Novartis, Alcon or any of their respective Affiliates;

Exchange Act means the Securities Exchange Act of 1934, as amended;

Excluded Books and Records has the meaning given in Clause 17.5 (Excluded Books and Records);

Exclusively Related to the Alcon Business means exclusively related to, or used or held for use exclusively in connection with, the Alcon Business;

Exclusively Related to the Novartis Business means exclusively related to, or used or held for use exclusively in connection with, the Novartis Business;

Existing Counsel means:

(a)                                 Gibson, Dunn & Crutcher LLP; and

(b)                                 those attorneys and firms listed in Exhibit 5 (Existing Counsel) to represent the individuals identified and any additional counsel retained to replace those attorneys and firms in the event that one or more of those attorneys and firms (i) withdraws, or (ii) ceases to provide services in connection with the Asia Investigation;

Financial Information means:

(a)                                 any information (to the extent that such information is held by the other Party) reasonably required to enable receiving Party to prepare and audit the monthly reporting forms of its Group in respect of the period prior to the Separation Date and in respect of the calendar month and the fiscal quarter in which the Separation occurs;

(b)                                 the books, accounts, customer lists and all other records held by a Party to the extent that they:

(i)                     relate to the period prior to the Separation Date;

(ii)                  relate to the other Party’s business; and

(iii)               are reasonably required for any member of the receiving Party’s Group to fulfil its obligations under Applicable Law;

Global Conditions means the conditions set-out in Clause 6.1 (Global Conditions);

Governmental Entity means: (a) any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority, including the European Union and any Tax Authority; and (b) any governmental regulatory authority or agency responsible for the grant of approval, clearance, qualification, licensing or permitting of any aspect of research, Development, Manufacture, or Commercialisation of the Alcon Products or the Novartis Products, including the United States Food and Drug Administration and the European Medicines Agency (or their successors);

Gross Negligence means any act or failure to act by the relevant Person that: (i) such Person knew may create a risk of material harm; (ii) was intended to cause such harm, or was done in reckless disregard of, or in wanton indifference to, such risk of harm; and (iii) in all the circumstances (having regard to both the probability and seriousness of such harm) was an unreasonable risk for such Person to take;

Group means the Alcon Group or the Novartis Group, as applicable;

Indemnifying Party means a Party to this Agreement required to make a payment pursuant to any Indemnity Claim;

Indemnitee means a Party to this Agreement to whom a payment is required to be made pursuant to any Indemnity Claim;

Indemnity Claim means any Claim under Clause 13.7 (Novartis Indemnity), Clause 13.8 (Alcon Indemnity), or Clause 14 (Asia Investigation);

Indemnity Payment means a payment required by this Agreement from an Indemnifying Party to an Indemnitee;

Information means information, whether or not patentable, copyrightable or protectable as a trade secret, in written, oral, electronic or other tangible or intangible forms, stored in any medium now known or yet to be created, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, Know-How, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, employee or business information or data, documents, correspondence, materials and files;

Information Access Agreement means the information access agreement entered into between Novartis and Alcon on or about the date of this Agreement;

Innova Line means the Innova equipment line situated at the Novartis Puurs Site;

Innova Line Offeree has the meaning given in Clause 21.7 (Notice of a potential Innova Line Transfer);

Innova Line Right of Last Look Notice has the meaning given in Clause 21.8 (Innova Line ROLL Notice);

Innova Line Seller has the meaning given in Clause 21.7 (Notice of a potential Innova Line Transfer);

Innova Line Transfer has the meaning given in Clause 21.7 (Notice of a potential Innova Line Transfer);

Insurance Arrangements has the meaning given in Clause 2.2(o);

Insurance Proceeds means, with respect to any insured party, those monies, net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof, which are: (i) received by an insured from an insurance carrier or its estate; (ii) paid by an insurance carrier or its estate on behalf of the insured; or (iii) received (including by way of setoff) from any Third Party in the nature of insurance, contribution or indemnification in respect of any Liability.

Intellectual Property Agreements means the Brand Licence Agreements, Patent and Know-how Licence Agreements, Trademark Co-existence Agreement and the IP Assignment Agreements to be entered into between the Parties on or about the date of this Agreement;

Intellectual Property Rights means:

(a)                                 Patents, utility models and rights in inventions and discoveries, including improvements, designs, invention disclosures);

(b)                                 rights in each of Know-How, confidential Information and trade secrets;

(c)                                  trademarks, service marks, rights in logos and other indicia of the source or origin of goods or services, trade names, rights in each of get-up and trade dress, rights to sue for passing off (including trade mark-related goodwill), rights to sue for unfair competition, and Internet Identifiers;

(d)                                 copyright, moral rights, database rights, rights in designs, and semiconductor topography rights;

(e)                                  any other intellectual property rights; and

(f)                                   all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to in paragraphs (a)  to (e) above,

in each case: (i) anywhere in the world; (ii) whether unregistered or registered (including all applications, rights to apply and rights to claim priority); and (iii) including all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations, renewals and other pre-grant or post-grant forms thereof;

Intercompany Accounts means the Intercompany Non-Trading Accounts and the Intercompany Trading Accounts;

Intercompany Arrangements means any Contracts and any other agreements, arrangements, commitments and understandings, whether oral or written, entered into prior to the Separation Date between or among Alcon or any member of the Alcon Group, on the one hand, and Novartis or any member of the Novartis Group, on the other hand;

Intercompany Non-Trading Accounts means any amounts owed by a any member of the Novartis Group to any member of the Alcon Group, or by any member of the Alcon Group to any member of the Novartis Group, that are not Intercompany Trading Accounts, including intercompany loans and cash-pooling payables together with accrued interest, if any, on the terms of the applicable debt;

Intercompany Trading Accounts means any amounts owed by any member of the Novartis Group to any member of the Alcon Group, or by any member of the Alcon Group to any member of the Novartis Group, that are outstanding or accured in the ordinary course of trading, including amounts due in respect of the supply of raw materials, components and products and services;

Internet Identifiers means any internet domain names, internet domain name registration or social media accounts (including the user names and passwords associated therewith);

Investigation has the meaning given in the Third Party Claims and Investigations Management Agreement;

IP Assignment Agreements means the intellectual property assignment agreement(s) entered into between Alcon and Novartis on or about the date of this Agreement;

IT Assets List means the list of information technology equipment and assets that are to be owned by the Novartis Group, on the one hand, and the Alcon Group, on the other, following the Separation, in the Agreed Form;

Know-How means all existing and available technical Information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes and formulae, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, safety, quality control, preclinical and clinical data;

LCIA Rules has the meaning given in Clause 41 (Dispute Resolution);

Liability or Liabilities means all liabilities, claims, damages (including lost profits), proceedings, demands, Orders, suits, costs, losses and expenses, including reasonable attorney’s fees and expenses, in each case, of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, direct or indirect, ascertained or unascertained or disputed and whether owed or incurred severally or jointly or as principal or surety;

Listing Prospectus means the offering and listing prospectus in the meaning of article 652a of the CO and articles 27 et seqq. of the SIX Listing Rules;

Listing Shares has the meaning given in Recital J;

Local Separation Agreement has the meaning given in Clause 4.1 (Execution of Local Separation Agreements);

Manufacture means, as applicable, the planning, purchasing of materials for, production, processing, compounding, storage, filling, packaging, labelling, leafleting, warehousing, quality control testing, waste disposal, quality release, sample retention and stability testing of products, including the active ingredients of such products, and Manufacturing or Manufactured shall be construed accordingly;

Manufacturing and Supply Agreement(s) means the manufacturing and supply agreement or agreements entered into between Alcon and Novartis and the related agreements entered into thereunder;

Manufacturing Information means information relating to Manufacturing of Alcon Products or Novartis Products, as applicable;

Marketing Authorisations means any:

(a)                                 (i) pre- and post- approval marketing authorisations, product licenses, registrations or consents or pricing approvals (including any required manufacturing approval or authorisation) and/or (ii) labelling approval, (in each case, other than manufacturing facility registrations), together with all supplements, amendments and revisions thereto including related to chemistry manufacturing controls of any Governmental Entity to any member of the Novartis Group or Alcon Group (as applicable) relating to the Commercialisation of any Alcon Product or Novartis Product (as applicable);

(b)                                 any pending application to the applicable Governmental Entity for any of the items listed in paragraph (a) above for any Alcon Product or Novartis Product, as applicable (other than applications for manufacturing facility registrations), and all supplements and amendments filed with respect thereto that have been submitted to, but not yet approved by, the applicable Governmental Entity; and

(c)                                  product notifications not requiring pre-clearance by regulatory authorities and other clearance procedures required to lawfully market the any Alcon Product or Novartis Product (as applicable) in the relevant jurisdictions;

Marketing Authorisation Information means existing and available dossiers containing technical information, know-how and data used to obtain and maintain any Marketing Authorisations, including information relating to any Marketing Authorisations for applications (current or planned) to expand the use of any product;

MA Transfer Agreement means the agreement relating to the transfer of certain Marketing Authorisations entered into between Alcon and Novartis on or around the date of this Agreement;

Medical Information means information relating to clinical and technical matters, including:

(a)                                 Development of Alcon Products or Novartis Products, as applicable; and

(a)                                 therapeutic uses for the approved indications, drug-disease information, and other Alcon Product or Novartis Product, as applicable, characteristics.

Monetary Penalty means any monetary payment ordered or imposed by a court and/or agreed with, or ordered or imposed by, any other entity, whether through a judgment, order, deferred prosecution agreement, non-prosecution agreement, declination or otherwise, including, without limitation, fines, penalties, restitution, forfeiture and/or disgorgement;

Novartis Accounts Payable means all amounts payable at the Separation Date in respect of trade creditors by the relevant Novartis Asset Transferor to the extent Exclusively Related to the Novartis Business (excluding, in any event, any Intercompany Accounts or payables arising in respect of any Intercompany Arrangements, payments in advance, trade bills recoverable, suppliers’ prepayments and accrued revenue);

Novartis Accounts Receivable means all amounts receivable at the Separation Date in respect of trade debtors by the relevant Novartis Asset Transferor to the extent Exclusively Related to the Novartis Business (excluding, in any event, any Intercompany Accounts or receivables arising in respect of any Intercompany Arrangements, payments in advance, trade bills recoverable, suppliers’ prepayments and accrued revenue);

Novartis Asset Transferees means the members of the Novartis Group set out in Column 2 of Part E (Novartis Transferring Assets) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute a Novartis Asset Transferee (including pursuant to Clause 25.4 (Additional Asset Transfers);

Novartis Asset Transferors means the members of the Alcon Group set out in Column 1 of Part E (Novartis Transferring Assets) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute a Novartis Asset Transferor (including pursuant to Clause 25.4 (Additional Asset Transfers);

Novartis Brazil Site means the Novartis Property with site code BRSP/SP01/122;

Novartis Business means all businesses, operations and activities (whether conducted independently or in association with one or more Third Parties through a partnership, joint venture or other mutual enterprise and whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Separation Date by either Party or their respective Affiliates, or on or after the Separation Date by any member of the Novartis Group, other than the Alcon Business, including the research, Development, Manufacture including the research, Development, Manufacture, or Commercialisation of, or Commercialisation of Novartis Products;

Novartis Business Contracts means, in relation to each Novartis Asset Transferor, all the Contracts that are Exclusively Related to the Novartis Business and entered into by or on behalf of, or the benefit of which is held on trust for or has been assigned to, that Novartis Asset Transferor prior to the Separation Date which in any case are outstanding or in respect of which the Novartis Asset Transferor has any rights, liabilities, claims, benefits or obligations as at the Separation Date;

Novartis Business Permits means all Permits issued to a Novartis Asset Transferor that are Exclusively Related to the Novartis Business other than Marketing Authorisations;

Novartis Cash Management Arrangements all cash management arrangements pursuant to which Novartis or its Subsidiaries automatically or manually sweep cash from, or automatically or manually transfer cash to, accounts of Alcon or any of its Subsidiaries;

Novartis Group means (a) Novartis; (b) each Person that following completion of the Distribution will be, or will become, a direct or indirect Subsidiary of Novartis; and (c) each other Person that becomes a direct or indirect Subsidiary of Novartis at any time after the Distribution;

Novartis Intragroup Credit Support Instruments means any Credit Support Instrument provided by a member of the Alcon Group for the benefit of any member of the Novartis Group;

Novartis Inventory means, in relation to each Novartis Asset Transferor, all inventories, wherever located, including the raw materials, stocks, work-in-progress, semi-finished and finished Novartis Products, API and packaging and labelling material of the relevant Novartis Asset Transferor, in each case, that are Exclusively Related to the Novartis Business, as of the Separation Date, but excluding any such inventories:

(a)                                 any Shared Chemical/API Products (as defined in the Manufacturing and Supply Agreement);

(b)                                 that are finished products and necessary for the Alcon Group to provide services under the Transitional Distribution and Services Agreement; or

(c)                                  that are to be supplied to a Third Party pursuant to a Contract with a contract manufacturing organisation (other than the Alcon Group) that has not been assigned at the Separation Date to the Novartis Group;

Novartis IT Assets means the information technology equipment and assets listed as to be owned by the Novartis Group following the Separation in the Agreed Form IT Assets List;

Novartis Liabilities means

(a)                                 all Liabilities to the extent relating to, arising out of, or resulting from, the Novartis Business, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or after the Separation Date, regardless of where or against whom such Liabilities are asserted or determined (including any such Liabilities arising out of claims made by Novartis’s or Alcon’s respective Affiliates or by Representatives of Novartis or Alcon or their respective Affiliates against either Party or any of its Affiliates) or whether asserted or determined prior to, at or after the Separation Date, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of any Applicable Law, fraud, misrepresentation or otherwise by either Party or any member of its Group or any of their respective Representatives, including:

(i)                     all Liabilities to the extent relating to, arising out of, or resulting from, the operation or conduct of the Novartis Business as conducted by any member of the Novartis Group or the Alcon Group at any time prior to, on or after the

Separation Date (including any Liability to the extent relating to, arising out of or resulting from any act or failure to act by any Representatives of any applicable member of the Novartis Group or the Alcon Group (whether or not such act or failure to act is or was within such Person’s authority), to the extent such act or failure to act relates to the Novartis Business);

(ii)                  all Liabilities to the extent relating to, arising out of, or resulting from, the Novartis Transferring Assets (including all Liabilities arising under the Novartis Business Contracts and any part of a Shared Contract other than the Alcon Part);

(iii)               all Liabilities for claims made by Third Parties, or the directors, officers, employees, agents of any member of the Alcon Group or the Novartis Group against either Party or any of its Subsidiaries to the extent relating to, arising out of or resulting from the Novartis Business or the Novartis Transferring Assets);

(iv)              subject to and in accordance with Clause 11 (Accounts Payable and Receivable), the burden of all Novartis Accounts Payable;

(v)                 any product liability claims or other claims of third parties, including any and all product liabilities, whether such product liabilities are known or unknown, contingent or accrued prior to, at or after the Separation Date, to the extent related to any Novartis Product or any other product Commercialised by the Novartis Group after the Separation Date;

(vi)              any Liabilities (including any environmental Liabilities) relating to, arising out of, or resulting from, the Novartis Properties, arising prior to, on, or after the Separation Date; and

(vii)           without prejudice to the terms of the Manufacturing and Supply Agreement, all Liabilities to the extent relating to, arising out of or resulting from the Manufacture of Novartis Products by any member of the Novartis Group or, prior to the Separation Date, any member of the Alcon Group, it being understood that in determining the extent to which, a particular Liability relates to, arises out of, or results from, the Novartis Business (including the extent to which any Liability should be apportioned to the Novartis Business), the methodologies used to determine the Liabilities included in the Alcon Carve-out Balance Sheet and the notes and subledgers thereto and, if not covered therein, the accounting principles set-out in the Novartis Accounting Manual shall apply;

(b)                                 all other Liabilities that are expressly listed, scheduled or otherwise described by this Agreement or any Ancillary Agreement as Liabilities to be assumed by or allocated to any member of the Novartis Group;

(c)                                  any breach by Novartis or any member of the Novartis Group of this Agreement or any Ancillary Agreement; and

(d)                                 any Liabilities relating to any untrue statement or alleged untrue statement of a material fact made explicitly in Novartis’s name in the Listing Prospectus and/or the Registration Statement, or any omission or alleged omission to state a material fact necessary to make any such statement made explicitly in Novartis’s name not misleading; it being agreed that the information relating to Novartis and the Novartis

Group set forth in the Listing Prospectus and/or the Registration Statement that is described in the Novartis Prospectus Statements List shall be the only information that is made explicitly in Novartis’s name for purposes of this paragraph (d), and all other information contained in the Listing Prospectus and/or the Registration Statement shall be deemed to be information supplied by Alcon and made in its name;

Novartis Part means the relevant part of a Shared Contract that is not Exclusively Related to the Alcon Business;

Novartis Products

(a)                                 the products listed under part 1 (Pharmaceuticals) or Part 6 (R&D and Clinical Trials) of the “Novartis” tab of the Products List and any product having substantially the same formula as any of them;

(b)                                 the products listed under the “Emerging Markets Brands” tab of the Products List and any product having substantially the same formula as any of them;

(c)                                  the Sandoz Products; and

(d)                                 any other product that is not an Alcon Product;

Novartis Properties means the real estate, freehold and/or leasehold properties listed as properties to be owned by the Novartis Group following the Separation in the Agreed Form Properties List;

Novartis Prospectus Statements List means the list of statements in the Registration Statement and/or Listing Prospectus for which Novartis will be responsible, in the Agreed Form;

Novartis Puurs Site means the land and buildings located at Rijksweg 14, Lichterstraat 37, 39A, 39B and Lichterveld 7, 2870 Puurs, Belgium, known in the land registry as sections D, numbers 71/W, 66/V, 66/P, 66/R, 71/Y, 71/Z, 82/B, 85/B;

Novartis Retained Assets has the meaning given in Clause 2.2 (The Novartis Retained Assets);

Novartis Retained Records means Retained Records that relate to the Novartis Business and will be held by the Alcon Group after the Separation Date, in accordance with the Books and Records Plan;

Novartis Shares means ordinary shares of CHF 0.50 each in the capital of Novartis;

Novartis Share Transferees means the members of the Novartis Group set out in Column 3 of Part D (Novartis Transferring Entities) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute a Novartis Share Transferee;

Novartis Share Transferors means the members of the Alcon Group set out in Column 1 of Part D (Novartis Transferring Entities) of Exhibit 1 (Transferors and Transferees) and any other Person that Novartis and Alcon agree in writing shall constitute a Novartis Share Transferor;

Novartis Third Party Credit Support Instruments means any Credit Support Instrument provided by a member of the Alcon Group for the benefit of any Third Party to the extent relating to (i) obligations of any member of the Novartis Group; or (ii) any Novartis Liabilities;

Novartis Transferring Asset has the meaning given in Clause 3.1 (The Novartis Transferring Assets);

Novartis Transferring Books and Records means Books and Records that are related to the Alcon Business and that are owned or in the possession of the Alcon Group and which will be transferred to Novartis or another member of the Novartis Group prior to, on or after the Separation Date, as identified in the Books and Records Plan;

Novartis Transferring Entities means the Persons listed in Column 2 of Part D (Novartis Transferring Entities) of Exhibit 1 (Transferors and Transferees);

Novartis Transferring Marketing Authorisations means Marketing Authorisations with respect to the Novartis Products held by members of the Alcon Group, as listed in schedule 1 (MAs to be Transferred from the Alcon Group to the Novartis Group) of the MA Transfer Agreement;

NYSE means the New York Stock Exchange;

Order means any order, decree, writ, injunction, award, judgment or other determination of, or agreement with, any court or any Governmental Entity or any other regulatory or arbitral authority in any jurisdiction;

Over-the-counter Product means, in respect of any jurisdiction, a product for the treatment of, or use by, human beings which lawfully may be distributed to patients or consumers without a prescription;

Parent Company means any company which holds a majority of the voting rights in another company, or which is a member of another company and has the right to appoint or remove a majority of its board of directors, or which is a member of another company and controls a majority of the voting rights in it under an agreement with the other members, in each case whether directly or indirectly through one or more companies;

Party means Novartis or Alcon and Parties means both of them;

Patent and Know-How Licence Agreement means the patent and know-how licence agreement entered into between Alcon and Novartis on or about the date of this Agreement;

Patents means utility patents, industrial and utility models, industrial designs, petty patents, design patents, patents of importation, patents of addition, certificates of invention, and other indicia of invention ownership issued or granted by any Governmental Entity; applications for any of the foregoing, including provisional, utility, design, priority, divisional, and continuation (in whole or in part) applications, and all other pre-grant forms of any of the foregoing; and extensions, reissues, re-examinations, renewals, or other post-grant forms of any of the foregoing; and equivalents or counterparts of any of the foregoing;

Permits means all permits, licences, certificates, registrations, authorisations or consents issued by a Governmental Entity under any Applicable Law;

Person means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organisation, Governmental Entity or other entity;

Pharmacovigilance Agreement means agreement relating to pharmacovigilance matters entered into between Alcon and Novartis on or around the date of this Agreement;

Pharmacovigilance Services Agreement means the agreement relating to the supply of certain services relating to pharmacovigilance and device vigilance matters entered into between Alcon and Novartis on or around the date of this Agreement;

Prescription Product means, in respect of any jurisdiction, a product for the treatment of, or use by, human beings which lawfully may be distributed to patients or consumers only via a prescription;

Product means an Alcon Product or a Novartis Product;

Product List means the list of certain Alcon Products and certain Novartis Products, in the Agreed Form;

Properties List means the list of real estate, freehold and/or leasehold properties that are to be owned by the Novartis Group, on the one hand, and the Alcon Group, on the other, following the Separation, in the Agreed Form;

Puurs Continuing Party has the meaning given in Clause 21.1 (Notice of a potential Puurs Transfer);

Puurs Right of Last Look Notice has the meaning given in Clause 21.2 (Puurs ROLL Notice);

Puurs Separation Plan means the engineering plan to effect the separation of the Alcon Puurs Site and the Novartis Puurs Site, in the Agreed Form.

Puurs Seller has the meaning given in Clause 21.1 (Notice of a potential Puurs Transfer);

Puurs Site means the Alcon Puurs Site or the Novartis Puurs Site, as applicable;

Puurs Transfer has the meaning given in Clause 21.1 (Notice of a potential Puurs Transfer);

Quality Agreements means the quality agreements entered into between Alcon and Novartis on or around the date of this Agreement, as referred to in the Manufacturing and Supply Agreements

Registration Statement means the registration statement on Form 20-F (Commission File No. 001-31269) filed by the Alcon with the Commission pursuant to the Exchange Act for the registration of its ordinary shares, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein;

Relevant Contract Transferee has the meaning given in Paragraph 1.6 (Third Party Consents Not Obtained Prior to Commencement of Separation) of Schedule 2 (Transferring Contracts)

Relevant Contract Transferor has the meaning given in Paragraph 1.6 (Third Party Consents Not Obtained Prior to Commencement of Separation) of Schedule 2 (Transferring Contracts)

Relevant Shared Contract Beneficiary has the meaning given in Paragraph 1.8 (Shared Contracts) of Schedule 2 (Transferring Contracts)

Relevant Shared Contract Party has the meaning given in Paragraph 1.8 (Shared Contracts) of Schedule 2 (Transferring Contracts)

Representatives means, in relation to a specified Person, its respective Affiliates and the directors, officers, employees, agents, advisers, accountants and consultants of that Person and/or of its respective Affiliates;

Resolution Period has the meaning given in Clause 41 (Dispute Resolution);

Retained Records means Books and Records which:

(a)                                 cannot transfer or be separated for technical, operational or commercial reasons, or are otherwise agreed by the Parties to be retained in the Books and Records Plan; or

(b)                                 cannot transfer for legal or regulatory reasons or without liability being incurred by the relevant transferor as a result of such transfer,

but excluding, in any event, the Excluded Books and Records;

Retention Period means, in respect of each category of Retained Records, the time period required under Applicable Law, the duration of which shall be specified in the Books and Records Plan for each category of Retained Records;

Run-Off D&O Insurance has the meaning given to it in Clause 18.2 (Run-off D&O Insurance);

Sandoz Products means any products which, as at the date of this Agreement, are researched, Developed, Manufactured, or Commercialised by Sandoz International GmbH or any of its Subsidiaries, or Commercialised as a generic or biosimilar product of the Sandoz division, provided, that if at the date of this Agreement, any product is Commercialised by both (i) Sandoz International GmbH or any of its Subsidiaries; and (ii) a member of the Alcon Group, pursuant to a Marketing Authorisation held solely by the Alcon Group, such product shall constitute an “Alcon Product” when and to the extent Commercialised by a member of the Alcon Group and a “Sandoz Product” (and therefore a “Novartis Product”) when and to the extent Commercialised by Sandoz International GmbH or any of its Subsidiaries;

Securities Act means the Securities Act of 1933, as amended;

Separation has the meaning given in Recital D;

Separation Balance Sheet has the meaning given in Clause 17.11 (Separation Date Balance Sheet);

Separation Date has the meaning given in Clause 1.2 (The Separation Date);

Separation Steps Plan means the steps plans prepared in respect of the Separation and set-out in Exhibit 2 (Separation Steps Plan);

Shared Contract means any Contract which relates both: to the Alcon Business; and to the Novartis Business or any Novartis Retained Asset, and to which a member of the Novartis Group is a party or in respect of which a member of the Novartis Group has any liability or obligation at the Separation Date, excluding Third Party Supply Agreements (as defined in the Transitional Services Agreement(s));

SIX means the SIX Swiss Stock Exchange;

SIX Listing Rules means the Listing Rules of the SIX dated 4 April 2018;

Subsidiary and Subsidiaries means any company in relation to which another company is its Parent Company;

Switch Notice has the meaning given in Clause 20.2 (Switch Process);

Switch Process means the process of registering Patanol, Pataday, Patanase and/or Pazeo from Prescription Products to Over-the-counter Products, including the process of obtaining any necessary regulatory approval for such switch;

Tax has the meaning given in the Tax Matters Agreement;

Tax Authority has the meaning given in the Tax Matters Agreement;

Tax Matters Agreement means the tax matters agreement entered into between Novartis and Alcon on or about the date of this Agreement;

Third Party means any Person other than a member of the Alcon Group or the Novartis Group;

Third Party Claim has the meaning given in the Third Party Claims and Investigations Management Agreement;

Third Party Claims and Investigations Management Agreement means the agreement relating to the management and conduct of Third Party Claims and Investigations entered into between Novartis and Alcon on or about the date of this Agreement;

Third Party Consent has the meaning given in Clause 8.2(a)(i);

Third Party Proceeds has the meaning given in Clause 15.3 (Recovery from Third Parties);

Third Party Purchaser has the meaning given in Clause 21.1 (Notice of a potential Puurs Transfer);

Transaction Document means this Agreement, the Ancillary Agreements and the Local Separation Agreements, and any other agreement agreed in writing between Alcon and Novartis to constitute a Transaction Document;

Transferring Books and Records means the Alcon Transferring Books and Records and the Novartis Transferring Books and Records;

Transferring Business Contracts means, in relation to the transfer of the Alcon Transferring Assets, the Alcon Business Contracts and, in relation to the transfer of the Novartis Transferring Assets, the Novartis Business Contracts;

Transferring Entities means the Alcon Transferring Entities and the Novartis Transferring Entities;

Transitional Distribution and Services Agreement means the transitional distribution and services agreement to be entered into between Alcon and Novartis on or around the Separation Date;

Transitional Services Agreement(s) means the transitional services agreement or agreements to be entered into between Alcon and Novartis on or around the Separation Date;

U.S. Separation means the steps of the Separation, other than the Distribution, identified in connection with the description of the U.S. Intended Tax Treatment, as defined in the Tax Matters Agreement;

Waived Books and Records has the meaning given to it in Clause 17.2 (Retention of original Transferring Books and Records);

Working Hours means 9.30am to 5.30pm in the relevant location on a Business Day.

2.                                      Interpretation. In this Agreement, unless the context otherwise requires:

(a)                                 headings do not affect the interpretation of this Agreement; the singular shall include the plural and vice versa; and references to one gender include all genders;

(b)                                 references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(c)                                  references to sterling or pounds sterling or £ are references to the lawful currency from time to time of England;

(d)                                 references to dollars or $ are references to the lawful currency from time to time of the United States of America; and

(e)                                  any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as without limitation and illustrative and shall not limit the sense of the words preceding those terms.

3.                                      Enactments. Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described in (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) occurs after the date of this Agreement and increases or alters the liability of Novartis or Alcon (or any Person on whose behalf it is acting as agent pursuant to this Agreement) under this Agreement.

4.                                      Schedules. The Schedules and Exhibits to this Agreement comprise schedules and Exhibits to this Agreement and form part of this Agreement.

5.                                      Inconsistencies. Where there is any inconsistency between the definitions set out in this Schedule and the definitions set out in any Clause or any other Schedule, then, for the purposes of construing such Clause or Schedule, the definitions set out in such Clause or Schedule shall prevail.

SCHEDULE 2

TRANSFERRING CONTRACTS

1.1                               Transfers effective prior to the Separation Date: The Parties agree that the provisions of this Schedule 2 (Transferring Contracts) shall be interpreted as applying equally to the implementation of the Separation in any jurisdiction prior to the date of this Agreement, with effect from the date on which such implementation is completed, as if references in this Schedule 2 (Transferring Contracts) to the Separation Date were references to the date on which such implementation is completed, such that to the extent that any Third Party Consent was required in respect of any Transferring Business Contract in such jurisdiction, the provisions of paragraphs 1.2 (Efforts to Obtain Third Party Consents) to 1.6 (Third Party Consents Not Obtained Prior to Commencement of Separation) shall be deemed to apply with retrospective effect from the date of the implementation of the Separation in such jurisdiction.

1.2                               Efforts to Obtain Third Party Consents. In relation to any Transferring Business Contract that is not transferable without a Third Party Consent, Alcon and Novartis shall, and shall procure that the respective members of their Groups shall, unless otherwise agreed between Alcon and Novartis, use Commercially Reasonable Efforts to obtain such Third Party Consent and cooperate with each other to determine how to address any such outstanding Third Party Consents, subject to paragraph 1.3 (Fees, Costs and Expenses Relating to Third Party Consents) and paragraph 1.4 (Effect of Third Party Consents).

1.3                               Fees, Costs and Expenses Relating to Third Party Consents. Any fees, costs and expenses incurred in connection with obtaining a Third Party Consent shall be borne equally (on a 50/50 basis) by Novartis and Alcon.

1.4                               Effect of Third Party Consents. The Parties agree that the provisions of any document entered into in connection with a Third Party Consent (including by way of novation) shall be without prejudice to the provisions of this Agreement.

1.5                               Delayed Transfer of Certain Transferring Business Contracts. If any Transferring Business Contract is required for the provision by the Alcon Group or the Novartis Group, as applicable, of services under the Transitional Distribution and Services Agreement, the Transitional Services Agreement and/or any Manufacturing and Supply Agreements, the transfer of such Transferring Business Contract may be delayed by mutual agreement of Alcon and Novartis until the later of the termination of the Transitional Distribution and Services Agreement, the Transitional Services Agreement and/or the relevant Manufacturing and Supply Agreements or such other date as may be agreed by Novartis and Alcon.

1.6                               Third Party Consents Not Obtained Prior to Commencement of Separation.  If any Third Party Consent has not been obtained in relation to any Transferring Business Contract prior to the Separation Date, then the Parties acknowledge and agree that, unless otherwise agreed between Alcon and Novartis, from and after the Separation Date until such Third Party Consent is obtained and the relevant Transferring Business Contract is transferred to the relevant member of the Alcon Group or member of the Novartis Group, as applicable (the Relevant Contract Transferee):

(a)                                 the transfer of such Transferring Business Contract shall not take effect and the relevant member of the Novartis Group (if the Relevant Contract Transferee is a member of the Alcon Group) or member of the Alcon Group (if the Relevant Contract Transferee is a member of the Novartis Group) (as applicable) that is party to the Transferring Business Contract (the Relevant Contract Transferor) shall remain a party to such Transferring Business Contract on a fiduciary basis (including performing its obligations under such

Transferring Business Contract in its own name but for the account of the Relevant Contract Transferee), and such Relevant Contract Transferor shall in accordance with this paragraph 1.6:

(i)                     cooperate with the Relevant Contract Transferee, as applicable, to enter into a mutually agreeable arrangement to provide to the Relevant Contract Transferee any claims, rights and other benefits to the extent that they relate to such Transferring Business Contract;

(ii)                  hold all monies paid to such Relevant Contract Transferor thereunder, or in respect thereof, on or after the Separation Date for the account of the Relevant Contract Transferee (and, for all Tax purposes, any Relevant Contract Transferor receiving such payments shall be treated as receiving such amounts as an agent or nominee for the Relevant Contract Transferee to the extent permitted by Applicable Law); and

(iii)               remit such monies to the Relevant Contract Transferee as soon as practicable after receipt, except in each case to the extent that any of the rights comprise, or represent the proceeds from, a Novartis Retained Asset or a Novartis Liability (in respect of a Transferring Business Contract held by a member of the Alcon Group) or an Alcon Retained Asset or an Alcon Liability (in respect of a Transferring Business Contract held by a member of the Novartis Group).

(b)                                 to the fullest extent permitted by Applicable Law, the Relevant Contract Transferee shall assume, perform and comply with (as the sub-contractor or agent of the Relevant Contract Transferor) all the obligations of the Relevant Contract Transferor under the relevant Transferring Business Contract (in each case, only to the extent (i) not arising out of, in connection with or relating to a Novartis Retained Asset or a Novartis Liability (in respect of a Transferring Business Contract held by a member of the Alcon Group) or an Alcon Retained Asset or an Alcon Liability (in respect of a Transferring Business Contract held by a member of the Novartis Group), and (ii) not attributable to the Relevant Contract Transferor’s (or its Affiliates’) breach of, or non-performance under any such Transferring Business Contract) and indemnify the Relevant Contract Transferor against all Liabilities actually suffered or incurred as a result of any failure by that Relevant Contract Transferee to perform those obligations in accordance with the terms of this Agreement;

(c)                                  the Relevant Contract Transferor shall give reasonable assistance to the Relevant Contract Transferee(at such Relevant Contract Transferee’s request and expense) to enable it to enforce its rights under such Transferring Business Contract;

(d)                                 where it is not lawfully able to hold such Transferring Business Contract on a fiduciary basis in accordance with sub-paragraphs (a) to (c) above, the Relevant Contract Transferor and the Relevant Contract Transferee shall cooperate to establish an arrangement reasonably satisfactory to both Persons under which:

(i)                       the Relevant Contract Transferee shall, as far as legally possible, obtain all of the claims, rights and benefits under such Transferring Business Contract and such Relevant Contract Transferee shall assume and comply with all of the corresponding liabilities and obligations of the Relevant Contract Transferor under such Transferring Business Contract (including by means of any subcontracting, sublicensing or subleasing arrangement); and

(ii)                  the Relevant Contract Transferor shall continue to perform and enforce any rights relating to such Transferring Business Contract for the benefit of the Relevant Contract Transferee at such Relevant Contract Transferee’s cost and account, and such Relevant Contract Transferor shall pay or deliver to the Relevant Contract Transferee (as soon as reasonably practicable after receipt) any monies, goods and other benefits which it receives after the Separation Date to the extent that they relate to such Transferring Business Contract (and, for all Tax purposes, any Relevant Contract Transferor receiving such monies, goods and other benefits shall be treated as receiving such items as an agent or nominee for the Relevant Contract Transferee to the extent permitted by Applicable Law), except in each case to the extent that they comprise, or represent the proceeds from, a Novartis Retained Asset or a Novartis Liability (in respect of a Transferring Business Contract held by a member of the Alcon Group) or an Alcon Retained Asset or an Alcon Liability (in respect of a Transferring Business Contract held by a member of the Novartis Group), in each case, the Relevant Contract Transferee’s assumption of any liabilities and obligations shall be limited to the extent (i) not arising out of, in connection with or relating to a Novartis Retained Asset or a Novartis Liability (in respect of a Transferring Business Contract held by a member of the Alcon Group) or an Alcon Retained Asset or an Alcon Liability (in respect of a Transferring Business Contract held by a member of the Novartis Group) and (ii) not attributable to the Relevant Contract Transferor’s or its Affiliates’ breach of, or non-performance under, or with respect to, any such Transferring Business Contract;

(e)                                  to the extent that the Relevant Contract Transferee is not lawfully able to perform the obligations under or relating to the relevant Transferring Business Contract from the Separation Date, Novartis or Alcon, as applicable, shall procure that the Relevant Contract Transferor in such Party’s Group (the Contract Transferor’s Parent) shall (subject to being indemnified by the other Party (the Contract Transferee’s Parent) for any Liabilities that the Contract Transferor’s Parent or the Relevant Contract Transferor may suffer or incur in connection therewith) do all such things as the Contract Transferee’s Parent may reasonably direct or reasonably require to enable due performance;

(f)                                   without prejudice to the provisions of sub-paragraphs (b) or (e) above, the Relevant Contract Transferor shall provide to the Relevant Contract Transferee such Information and assistance as it may reasonably require (including licensing to the Relevant Contract Transferee any relevant Intellectual Property Rights owned by, or licenced to, the Novartis Group or the Alcon Group, as applicable, or assisting with identifying alternative suppliers) with respect to any Transferring Business Contract which is subject to the provisions of this paragraph 1.6 (Third Party Consents Not Obtained Prior to Commencement of Separation); and

(g)                                  the Relevant Contract Transferor holding and maintaining the relevant Transferring Business Contract in accordance with this paragraph 1.6 (Third Party Consents Not Obtained Prior to Commencement of Separation) shall be deemed to be a service provided under the Transitional Services Agreement and the charging and cost calculation mechanism in the Transitional Services Agreement shall apply.

1.7                               Termination of Transferring Business Contracts.  If any Third Party Consent is not obtained or is refused within eighteen (18) months after the Separation Date (or such shorter time period as Novartis and Alcon agree), the Relevant Contract Transferor shall be entitled to terminate the Transferring Business Contract or Shared Contract (to the extent possible) and both Parties’ (and their respective Affiliates’) obligations under this Agreement in relation to the Transferring Business Contract or Shared Contract shall cease forthwith and references in this Agreement to the Transferring Business Contracts or Shared Contracts shall be construed excluding such Transferring Business Contract or Shared Contract.

1.8                               Shared Contracts. With effect from the Separation Date until the termination or expiry of the relevant Shared Contract, in respect of the Alcon Part or Novartis Part (as applicable) of each Shared Contract:

(a)                                 subject to sub-paragraphs (b) and (c) below, the provisions of paragraph 1.6 (Third Party Consents Not Obtained Prior to Commencement of Separation) of this Schedule 2 (Transferring Contracts) shall apply mutatis mutandis as though (i) a Third Party Consent is required in respect of the transfer of the Alcon Part or Novartis Part, as applicable, of such Shared Contract and (ii) such Third Party Consent has not been obtained at the Separation Date;

(b)                                 the application provisions of this Schedule 2 (Transferring Contracts) to the Shared Contracts referred to in schedule 8 of the Manufacturing and Supply Agreement shall be subject to the terms of schedule 8 of the Manufacturing and Supply Agreement; and

(c)                                  if the relevant member of the Alcon Group or member of the Novartis Group (as applicable) wishes to enforce any of its rights under the Alcon Part or Novartis Part (as applicable) (the Relevant Shared Contract Beneficiary) of any Shared Contract:

(i)                       it shall give written notice to the relevant member of the Novartis Group (if the Relevant Shared Contract Beneficiary is a member of the Alcon Group) or the relevant member of the Alcon Group (if the Relevant Shared Contract Beneficiary is a member of the Novartis Group) (as applicable) that is party to such Shared Contract (the Relevant Shared Contract Party) containing reasonably specific details of any claim that it wishes to make to enforce its rights under the Alcon Part or Novartis Part (as applicable) of any Shared Contract, including such Information as is available to it to allow such Relevant Shared Contract Party (as applicable) to assess the merits of such claim and its amount; and

(ii)                    if:

(A)                               such Shared Contract primarily relates to the Alcon Business, Alcon (or any member of the Alcon Group) shall, subject to Novartis and each member of the Novartis Group being indemnified by Alcon against all Liabilities suffered or incurred by them to the extent arising out of or resulting from the conduct of any claim having been assumed by Alcon (or any member of the Alcon Group) under this sub-paragraph (A), be entitled (at its election and sole expense) to take such action as it shall deem necessary to negotiate, make, assert, avoid, dispute, deny, defend, resist, appeal, compromise, contest, settle, discharge or otherwise deal with any such claim and to have the conduct of any related proceedings, negotiations or appeals; provided, that Alcon shall ensure that it and each member of the Alcon Group shall:

1.                                      not advance any argument against the counterparty under such Shared Contract or take any step that would reasonably be likely to have an adverse impact on Novartis, any of its Affiliates or the Novartis Business;

2.                                      take into account any reasonable requests of Novartis (or any member of the Novartis Group) in respect of such claim; and

3.                                      keep Novartis regularly informed in respect of such claim; or

(iii)                 such Shared Contract primarily relates to the Novartis Business, Novartis (or any member of the Novartis Group of its Affiliates) shall be entitled (at its election and sole expense) to take such action as it shall deem necessary to negotiate, make, assert, avoid, dispute, deny, defend, resist, appeal, compromise, contest, settle, discharge or otherwise deal with any such claim and to have the conduct of any related proceedings, negotiations or appeals; provided, that Novartis shall ensure that it and each member of the Novartis Group shall:

(A)                               not advance any argument against the counterparty under such Shared Contract or take any step that would reasonably be likely to have an adverse impact on the Alcon Business;

(B)                               take into account any reasonable requests of Alcon (or any member of the Alcon Group) in respect of such claim; and

(C)                               keep Alcon regularly informed in respect of such claim.

SIGNATURE

This Agreement is signed by duly authorised representatives of the Parties:

Signed for and on behalf of	Signed for and on behalf of
NOVARTIS AG	NOVARTIS AG
by:	by:

Name:	Name:

Title:	Title:

Signed for and on behalf of	Signed for and on behalf of
ALCON INC.	ALCON INC.
by:	by:

Name:	Name:

Title:	Title: